Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Cole Credit Property Trust III, Inc.
Phoenix, Arizona
We have audited the accompanying consolidated balance sheets of Cole Credit Property Trust III, Inc. and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Cole Credit Property Trust III, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 28, 2013

COLE CREDIT PROPERTY TRUST III, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2012	December 31, 2011
ASSETS
Investment in real estate assets:
Land	$1,490,843	$1,165,274
Buildings and improvements, less accumulated depreciation of $187,870 and $99,055, respectively	4,222,363	3,275,989
Acquired intangible lease assets, less accumulated amortization of $122,258 and $61,830, respectively	860,963	682,816
Total investment in real estate assets, net	6,574,169	5,124,079
Investment in notes receivable, net	90,358	64,683
Investment in marketable securities	51,103	41,750
Investment in marketable securities pledged as collateral	266,098	72,379
Investment in unconsolidated joint ventures	96,785	21,543
Total investment in real estate and related assets, net	7,078,513	5,324,434
Assets related to real estate held for sale, net	15,485	15,836
Cash and cash equivalents	192,504	216,353
Restricted cash	18,444	17,540
Rents and tenant receivables, less allowance for doubtful accounts of $337 and $202, respectively	79,760	60,712
Prepaid expenses and other assets	11,790	11,584
Deferred financing costs, less accumulated amortization of $23,105 and $11,305, respectively	57,229	51,109
Total assets	$7,453,725	$5,697,568
LIABILITIES AND EQUITY
Notes payable and other borrowings	$3,292,048	$2,373,984
Accounts payable and accrued expenses	42,756	33,815
Escrowed investor proceeds	—	1,930
Due to affiliates	4,525	4,847
Acquired below market lease intangibles, less accumulated amortization of $16,389 and $8,782, respectively	113,607	93,050
Distributions payable	26,399	20,858
Derivative liabilities, deferred rent and other liabilities	56,980	50,720
Total liabilities	3,536,315	2,579,204
Commitments and contingencies
Redeemable common stock	234,578	134,101
EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 990,000,000 shares authorized, 479,547,099 and 385,236,590 shares issued and outstanding, respectively	4,795	3,852
Capital in excess of par value	4,068,015	3,322,924
Accumulated distributions in excess of earnings	(416,886)	(319,031)
Accumulated other comprehensive income (loss)	23,101	(24,757)
Total stockholders’ equity	3,679,025	2,982,988
Noncontrolling interests	3,807	1,275
Total equity	3,682,832	2,984,263
Total liabilities and equity	$7,453,725	$5,697,568
The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST III, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2012	2011	2010
Revenues:
Rental and other property income	$471,333	$294,511	$108,509
Tenant reimbursement income	44,541	21,564	6,101
Interest income on notes receivable	6,573	5,473	3,628
Interest income on marketable securities	20,495	2,432	—
Total revenue	542,942	323,980	118,238
Expenses:
General and administrative expenses	14,915	10,155	5,905
Property operating expenses	49,278	24,045	6,916
Property and asset management expenses	46,364	27,225	10,378
Acquisition related expenses	63,892	59,433	50,096
Depreciation	103,719	61,198	20,460
Amortization	55,890	33,057	12,007
Total operating expenses	334,058	215,113	105,762
Operating income	208,884	108,867	12,476
Other income (expense):
Equity in income (loss) of unconsolidated joint ventures	2,183	1,475	(206)
Other income	4,446	344	1,277
Gain on sale of marketable securities	12,455	—	—
Interest expense	(140,113)	(78,968)	(22,969)
Total other expense	(121,029)	(77,149)	(21,898)
Income (loss) from continuing operations	87,855	31,718	(9,422)
Discontinued operations
Income from discontinued operations	7,126	14,053	2,819
Gain on sale of real estate assets	108,457	—	—
Total income from discontinued operations	115,583	14,053	2,819
Net income (loss)	203,438	45,771	(6,603)
Net income (loss) allocated to noncontrolling interests	100	475	(310)
Net income (loss) attributable to the Company	$203,338	$45,296	$(6,293)

Weighted average number of common shares outstanding:
Basic and diluted	463,216,187	309,363,838	174,764,966
Income (loss) from continuing operations per common share:
Basic and diluted	$0.19	$0.10	$(0.05)
Total income from discontinued operations per common share:
Basic and diluted	$0.25	$0.05	$0.02
Net income (loss) attributable to the Company per common share:
Basic and diluted	$0.44	$0.15	$(0.04)
The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST III, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Year Ended December 31,
	2012	2011	2010
Net income (loss)	$203,438	$45,771	$(6,603)

Other comprehensive income (loss):
Unrealized gain on marketable securities	53,664	1,335	—
Reclassification of previous unrealized gain on marketable securities into net income	(8,852)	—	—
Unrealized loss on interest rate swaps	(6,217)	(18,904)	(7,053)
Reclassification of previous unrealized loss on interest rate swaps into net income	9,263	—	—
Total other comprehensive income (loss)	47,858	(17,569)	(7,053)

Total comprehensive income (loss)	251,296	28,202	(13,656)
Comprehensive income (loss) attributable to noncontrolling interest	100	475	(310)
Total comprehensive income (loss) attributable to the Company	$251,196	$27,727	$(13,346)
The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST III, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(in thousands, except share amounts)

				Accumulated	Accumulated
	Common Stock		Capital in	Distributions	Other	Total	Non-
	Number of	Par	Excess	in Excess of	Comprehensive	Stockholders’	controlling	Total
	Shares	Value	of Par Value	Earnings	(Loss) Gain	Equity	Interests	Equity
Balance, January 1, 2010	98,002,392	$980	$865,617	$(34,999)	$(135)	$831,463	$—	$831,463
Issuance of common stock	151,272,210	1,513	1,505,839	—	—	1,507,352	—	1,507,352
Contributions from noncontrolling interests	—	—	—	—	—	—	681	681
Distributions to investors	—	—	—	(121,748)	—	(121,748)	—	(121,748)
Commissions on stock sales and related dealer manager fees	—	—	(127,753)	—	—	(127,753)	—	(127,753)
Other offering costs	—	—	(14,013)	—	—	(14,013)	—	(14,013)
Redemptions of common stock	(1,204,238)	(12)	(11,646)	—	—	(11,658)	—	(11,658)
Changes in redeemable common stock	—	—	(53,516)	—	—	(53,516)	—	(53,516)
Comprehensive loss	—	—	—	(6,293)	(7,053)	(13,346)	(310)	(13,656)
Balance, December 31, 2010	248,070,364	2,481	2,164,528	(163,040)	(7,188)	1,996,781	371	1,997,152
Issuance of common stock	141,490,293	1,414	1,405,275	—	—	1,406,689	—	1,406,689
Contributions from noncontrolling interests	—	—	—	—	—	—	481	481
Distributions to noncontrolling interests	—	—	—	—	—	—	(52)	(52)
Distributions to investors	—	—	—	(201,287)	—	(201,287)	—	(201,287)
Commissions on stock sales and related dealer manager fees	—	—	(114,550)	—	—	(114,550)	—	(114,550)
Other offering costs	—	—	(21,572)	—	—	(21,572)	—	(21,572)
Redemptions of common stock	(4,324,067)	(43)	(41,847)	—	—	(41,890)	—	(41,890)
Changes in redeemable common stock	—	—	(68,203)	—	—	(68,203)	—	(68,203)
Purchase of investment from noncontrolling interest	—	—	(707)	—	—	(707)	—	(707)
Comprehensive income (loss)	—	—	—	45,296	(17,569)	27,727	475	28,202
Balance, December 31, 2011	385,236,590	3,852	3,322,924	(319,031)	(24,757)	2,982,988	1,275	2,984,263
Issuance of common stock	101,309,317	1,013	1,000,935	—	—	1,001,948	—	1,001,948
Contributions from noncontrolling interests	—	—	—	—	—	—	2,938	2,938
Distributions to noncontrolling interests	—	—	—	—	—	—	(506)	(506)
Distributions to investors	—	—	—	(301,193)	—	(301,193)	—	(301,193)
Commissions on stock sales and related dealer manager fees	—	—	(72,926)	—	—	(72,926)	—	(72,926)
Other offering costs	—	—	(13,188)	—	—	(13,188)	—	(13,188)
Redemptions of common stock	(6,998,808)	(70)	(68,532)	—	—	(68,602)	—	(68,602)
Changes in redeemable common stock	—	—	(100,477)	—	—	(100,477)	—	(100,477)
Purchase of investment from noncontrolling interest	—	—	(721)	—	—	(721)	—	(721)
Comprehensive income	—	—	—	203,338	47,858	251,196	100	251,296
Balance, December 31, 2012	479,547,099	$4,795	$4,068,015	$(416,886)	$23,101	$3,679,025	$3,807	$3,682,832
The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST III, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$203,438	$45,771	$(6,603)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	110,533	70,823	25,720
Amortization of lease intangibles and deferred financing costs, net	74,869	46,253	16,478
Accretion of marketable securities and notes receivable, net	(4,280)	(1,788)	(642)
Bad debt expense	309	213	97
Equity in (income) loss of unconsolidated joint ventures	(2,183)	(1,475)	206
Return on investment from unconsolidated joint ventures	2,183	1,475	946
Gain on sale and condemnation of real estate assets	(109,121)	—	(34)
Gain on sale of marketable securities	(12,455)	—	—
Changes in assets and liabilities:
Rents and tenant receivables	(31,184)	(36,421)	(21,760)
Prepaid expenses and other assets	(4,537)	(3,766)	(1,717)
Accounts payable and accrued expenses	3,832	10,769	11,228
Deferred rent and other liabilities	10,310	10,535	11,643
Due to affiliates	750	3,292	230
Net cash provided by operating activities	242,464	145,681	35,792
Cash flows from investing activities:
Investment in real estate and related assets	(2,335,620)	(2,342,527)	(2,329,385)
Return of investment and repayment of advance from unconsolidated joint ventures	22,748	1,148	—
Principal repayments from notes receivable	864	276	—
Proceeds from sale and condemnation of real estate assets	536,113	18	44
Proceeds from sale of marketable securities	63,422	—	—
Payment of property escrow deposits	(48,407)	(43,050)	(40,653)
Refund of property escrow deposits	53,096	38,875	40,150
Change in restricted cash	(904)	(5,417)	(10,932)
Net cash used in investing activities	(1,708,688)	(2,350,677)	(2,340,776)
Cash flows from financing activities:
Proceeds from issuance of common stock	832,869	1,296,596	1,442,178
Offering costs on issuance of common stock	(87,195)	(135,362)	(141,935)
Redemptions of common stock	(68,602)	(41,890)	(11,658)
Distributions to investors	(126,573)	(84,784)	(47,439)
Proceeds from notes payable and other borrowings	2,025,253	1,547,220	922,392
Repayment of notes payable and other borrowings	(1,107,062)	(239,401)	(1,136)
Payment of loan deposits	(5,463)	(6,704)	(14,676)
Refund of loan deposits	6,653	6,234	14,642
Payment on earnout liabilities	(7,429)	—	—
Change in escrowed investor proceeds liability	(1,930)	1,482	(673)
Deferred financing costs paid	(20,578)	(32,413)	(26,167)
Contributions from noncontrolling interests	2,938	481	681
Distributions to noncontrolling interests	(506)	(52)	—
Net cash provided by financing activities	1,442,375	2,311,407	2,136,209
Net (decrease) increase in cash and cash equivalents	(23,849)	106,411	(168,775)
Cash and cash equivalents, beginning of year	216,353	109,942	278,717
Cash and cash equivalents, end of year	$192,504	$216,353	$109,942
The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND BUSINESS
Cole Credit Property Trust III, Inc. (the “Company”) is a Maryland corporation that was formed on January 22, 2008, which has elected to be taxed, and currently qualifies, as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of the Company’s business is conducted through Cole REIT III Operating Partnership, LP (“CCPT III OP”), a Delaware limited partnership. The Company is the sole general partner of, and owns a 99.99% partnership interest in, CCPT III OP. Cole REIT Advisors III, LLC (“CR III Advisors”), the advisor to the Company, is the sole limited partner and owner of an insignificant noncontrolling partnership interest of less than 0.01% of CCPT III OP.
As of December 31, 2012, the Company owned 1,014 properties, comprising 43.1 million rentable square feet of single and multi-tenant retail and commercial space located in 47 states, which include properties owned through consolidated joint venture arrangements. As of December 31, 2012, the rentable space at these properties was 99% leased. As of December 31, 2012, the Company also owned 29 commercial mortgage backed securities (“CMBS”) and three notes receivable. In addition, through unconsolidated joint venture arrangements, as of December 31, 2012, the Company had interests in 12 properties comprising 2.3 million rentable square feet of commercial and retail space.
The Company ceased offering shares of common stock in its initial primary offering (the “Initial Offering”) on October 1, 2010. At the completion of the Initial Offering, a total of approximately 217.5 million shares of common stock had been issued, including approximately 211.6 million shares issued in the primary offering and approximately 5.9 million shares issued pursuant to a distribution reinvestment plan (the “DRIP”). The remaining 32.5 million unsold shares in the Initial Offering were deregistered.
The Company ceased offering shares of its common stock pursuant to a follow-on offering of up to 275.0 million shares (the “Follow-on Offering”) on April 27, 2012. At the completion of the Follow-on Offering, a total of approximately 262.2 million shares of common stock had been issued, including approximately 242.9 million shares issued in the primary offering and approximately 19.3 million shares issued pursuant to the DRIP. The remaining 12.8 million unsold shares in the Follow-on Offering were deregistered.
In addition, the Company registered 75.0 million shares of common stock under the DRIP pursuant to a registration statement filed on Form S-3 (the “DRIP Offering” and collectively with the Initial Offering and Follow-on Offering, the “Offerings”), which was filed with the SEC on March 14, 2012 and automatically became effective with the SEC upon filing. The Company will continue to issue shares of common stock under the DRIP Offering until such time as the Company’s shares are listed on a national securities exchange or the DRIP Offering is otherwise terminated by the Company’s board of directors.
As of December 31, 2012, the Company had issued approximately 492.1 million shares of its common stock in the Offerings, including approximately 12.4 million shares issued in the DRIP Offering. The Company had aggregate gross proceeds from the Offerings of $4.9 billion (including shares sold pursuant to the Company’s DRIP) as of December 31, 2012, before share redemptions of $122.4 million and offering costs, selling commissions and dealer management fees of $463.2 million.
On March 5, 2013, the Company, Cole Holdings Corporation (“Holdings”), an Arizona corporation that is the parent company and indirect owner of the Company’s advisor and is wholly owned by Christopher H. Cole, the chairman of the board of directors, chief executive officer and president of the Company (the “Holdings Stockholder”), CREInvestments, LLC, a Maryland limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), and the Holdings Stockholder entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for the merger of Holdings with and into Merger Sub (the “Merger”), with Merger Sub surviving and continuing its existence under the laws of the state of Maryland as a wholly owned subsidiary of the Company. Upon consummation of the Merger, the Company intends to list its shares of common stock on the New York Stock Exchange. Refer to Note 2 for further discussion regarding the Merger.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 2 — MERGER AGREEMENT
A special committee of independent directors of the Company unanimously recommended the Merger and the board of directors of the Company (the “Board”) unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, the outstanding shares of common stock, par value $0.01 per share, of Holdings (“Holdings Common Stock”) will be converted into the right to receive upfront consideration from the Company of $20.0 million in cash, subject to adjustment, and 10,711,225 newly-issued shares of common stock of the Company (the “Upfront Stock Consideration”). The Merger Agreement also includes the following contingent amounts to be paid by the Company: (i) upon a listing of the Company’s common stock on the New York Stock Exchange (“NYSE”), 2,142,245 newly-issued shares of the Company’s common stock will be payable to the Holdings Stockholder (the “Listing Consideration”), and (ii) additional shares of the Company’s common stock are potentially payable in 2017 as an “earn-out” contingent upon the acquired business’ demonstrated financial success based on two criteria: (a) the acquired business generating Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) above a minimum threshold and (b) the Company’s stock performance relative to its peer group (the “Earnout Consideration”). The Upfront Stock Consideration and the Listing Consideration are subject to a three-year lockup with approximately one-third of the shares released each year. The stock consideration payable in 2017 is subject to a lockup until December 31, 2017. Additionally, pursuant to the terms of the Company’s advisory agreement with its current advisor, Holdings may receive an additional amount of the Company’s common stock based on the average closing price over a period of 30 consecutive trading days beginning 180 days after the Company’s shares of common stock are listed; however, Holdings has agreed, as part of the transaction, to a 25% reduction from the amount payable under the advisory agreement as a result of a listing of the Company’s common stock, if any. Other executives of Holdings would receive a portion of the consideration to be paid in connection with the Merger pursuant to certain bonus arrangements.
The Merger Agreement contains customary representations, warranties, covenants and agreements of Holdings, the Holdings Stockholder, the Company and Merger Sub. The consummation of the Merger is subject to various conditions for the benefit of the Company and Merger Sub, on the one hand, or Holdings and the Holdings Stockholder, on the other hand, or for all parties’ benefit, as applicable, including, among others, (i) the absence of any law or order prohibiting the consummation of the Merger, (ii) certain consents, approvals, permits and authorizations having been obtained, (iii) receipt of certain regulatory approvals, (iv) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of each party thereto, (v) compliance by each party with its covenants and agreements under the Merger Agreement in all material respects, (vi) no event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or Holdings, (vii) the delivery of certain opinions of counsel related to the qualification of the Merger as a “reorganization” for tax purposes and the qualification of the Company as a real estate investment trust, and (viii) no pending litigation challenging the Merger which, if determined adversely to the Company, Holdings or the Holdings Stockholder, would be, or would be reasonably likely to be, material to (a) the combined business of the Company, Holdings and their subsidiaries and as a result of which the Company’s special committee of the Board has determined that the Merger and the other transactions contemplated by the Merger Agreement are no longer in the best interests of the Company’s stockholders or (b) the Holdings Stockholder and as a result of which the Holdings Stockholder has determined that the Merger and the other transactions contemplated by the Merger Agreement are no longer in the best interests of the Holdings Stockholder.
The Merger Agreement contains certain termination rights for both the Company and Holdings, including the right to terminate the Merger Agreement if the Merger is not consummated on or before June 30, 2013 and if the requisite regulatory approvals are not obtained. The Holdings Stockholder has also agreed, subject to certain limitations, to indemnify the Company with respect to certain representations and warranties regarding Holdings and other matters.
If the Merger is completed, the Company and the Holdings Stockholder will enter into a customary escrow agreement pursuant to which approximately one-third of the Upfront Stock Consideration will be escrowed, in part to satisfy the Holding Stockholder’s indemnity obligations. If listing occurs during the first year after closing, one-third of the Listing Consideration will be added to the escrowed shares, subject to the same escrow terms.
At the closing of the Merger, the Company would enter into a registration rights agreement pursuant to which the Company will agree to customary demand and piggyback registration rights with respect to the shares of the Company’s common stock issued pursuant to the Merger Agreement.
As of December 31, 2012, the Company had incurred $3.5 million for legal, consulting and other expenses related to the Merger, which is included in acquisition related expenses in the consolidated statements of operations. Subsequent to December 31, 2012, the Company has incurred $11.1 million of such Merger expenses.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”), in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and consolidated joint venture arrangements in which the Company has controlling financial interests. The portions of the consolidated joint venture arrangements not owned by the Company were presented as noncontrolling interests as of and during the period consolidated. All intercompany balances and transactions have been eliminated in consolidation. Certain prior year balances have been reclassified in the consolidated balance sheets and statements of operations to conform with the current year presentation of real estate assets held for sale and discontinued operations.
The Company evaluates its relationships and investments to determine if it has variable interests.  A variable interest is an investment or other interest that will absorb portions of an entity’s expected losses or receive portions of the entity’s expected residual returns.  If the Company determines that it has a variable interest in an entity, it evaluates whether such interest is in a variable interest entity (“VIE”).  A VIE is broadly defined as an entity where either (1) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of an entity that most significantly impact the entity’s economic performance or (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support.  The Company consolidates any VIEs when it is determined to be the primary beneficiary of the VIE’s operations.
A variable interest holder is considered to be the primary beneficiary of a VIE if it has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and has the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the VIE. The Company qualitatively assesses whether it is (or is not) the primary beneficiary of a VIE. Consideration of various factors include, but are not limited to, the Company’s ability to direct the activities that most significantly impact the entity’s economic performance, its form of ownership interest, its representation on the entity’s governing body, the size and seniority of its investment, its ability and the rights of other investors to participate in policy making decisions and to replace the manager of and/or liquidate the entity.
The Company continually evaluates the need to consolidate joint ventures based on standards set forth in GAAP. In determining whether the Company has a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, power to make decisions and contractual and substantive participating rights of the partners/members as well as whether the entity is a VIE for which the Company is the primary beneficiary. As of December 31, 2012, the Company consolidated the accounts of three joint ventures (the “Consolidated Joint Ventures”), which held real estate assets with an aggregate book value of $55.0 million.
In addition, the Company evaluates its investments in marketable securities to determine if they represent variable interests in VIEs. As of December 31, 2012, the Company determined that investments in marketable securities are variable interests in VIEs, of which the Company is not the primary beneficiary because it does not have the ability to direct the activities of the VIEs that most significantly impact each entity’s economic performance. The Company’s maximum exposure to loss from these investments does not exceed their aggregate amortized cost basis of $271.1 million.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Investment in and Valuation of Real Estate Assets
Real estate assets are stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance are expensed as incurred.
The Company is required to make subjective assessments as to the useful lives of its depreciable assets. The Company considers the period of future benefit of each respective asset to determine the appropriate useful life of the assets. Real estate assets, other than land, are depreciated or amortized on a straight-line basis. The estimated useful lives of the Company’s real estate assets by class are generally as follows:

Buildings	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lease term
The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate assets may not be recoverable. Impairment indicators that the Company considers include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates or other circumstances. When indicators of potential impairment are present, the Company assesses the recoverability of the assets by determining whether the carrying amount of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying amount, the Company will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value is determined using a discounted cash flow analysis and recent comparable sales transactions. No impairment indicators were identified and no impairment losses were recorded during the years ended December 31, 2012, 2011, and 2010.
When developing estimates of expected future cash flows, the Company makes certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in estimating expected future cash flows could result in a different determination of the property’s expected future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the fair value of the real estate assets.
When a real estate asset is identified by the Company as held for sale, the Company ceases depreciation and amortization of the assets related to the property and estimates the fair value, net of selling costs. If, in management’s opinion, the fair value, net of selling costs, of the asset is less than the carrying amount of the asset, an adjustment to the carrying amount would be recorded to reflect the estimated fair value of the property, net of selling costs.
Allocation of Purchase Price of Real Estate Assets
Upon the acquisition of real properties, the Company allocates the purchase price to acquired tangible assets, consisting of land, buildings and improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their respective fair values. Acquisition related expenses are expensed as incurred. The Company utilizes independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). The Company obtains an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to the Company’s management, is used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by the Company’s management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm has no involvement in management’s allocation decisions other than providing this market information.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The fair values of above market and below market lease intangibles are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease intangibles are capitalized as intangible lease assets or liabilities, respectively. Above market leases are amortized as a reduction to rental income over the remaining terms of the respective leases. Below market leases are amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods. In considering whether or not the Company expects a tenant to execute a bargain renewal option, the Company evaluates economic factors and certain qualitative factors at the time of acquisition, such as the financial strength of the tenant, remaining lease term, the tenant mix of the leased property, the Company’s relationship with the tenant and the availability of competing tenant space. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market or below market lease intangibles relating to that lease would be recorded as an adjustment to rental income.
The fair values of in-place leases include estimates of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rental and other property income which are avoided by acquiring a property with an in-place lease. Direct costs associated with obtaining a new tenant include commissions and other direct costs and are estimated in part by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. The intangible values of opportunity costs, which are calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease, are capitalized as intangible lease assets and are amortized to expense over the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.
The Company estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt financing with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the mortgage note’s outstanding principal balance is amortized to interest expense over the term of the respective mortgage note payable.
The determination of the fair values of the real estate assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of the Company’s purchase price, which could impact the Company’s results of operations.
Discontinued Operations
Upon the disposal of a real estate asset or the determination of a real estate asset as being held for sale, the Company determines if the asset disposed of is considered a component of the Company. A component is comprised of operations and cash flows that can clearly be distinguished, operationally and for financial reporting purposes, from the rest of the Company. If the asset is considered a component of the Company, the results of operations and gains or losses on the sale of the component are required to be presented in discontinued operations if both of the following criteria are met: (1) the operations and cash flows of the asset have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transaction and (2) the Company will not have any significant continuing involvement in the operations of the asset after the disposal transaction. Also, the prior period results of operations for the asset are reclassified and presented in discontinued operations in the prior consolidated statements of operations.
Sale of Real Estate Assets
Gains on the sale of real estate assets are generally recognized by the full accrual method when the following criteria are met: (1) the gain is determinable, that is, the collectability of the sales price is reasonably assured or the amount that will not be collectible can be estimated, and (2) the earnings process is virtually complete, that is, the Company is not obligated to perform significant activities after the sale to earn the gain.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Investment in Notes Receivable
Notes receivable consist of loans acquired by the Company, which are secured by real estate properties. Notes receivable are recorded at stated principal amounts net of any discount or premium and deferred loan origination costs or fees. The related discounts or premiums are accreted or amortized over the life of the related note receivable. The Company defers certain loan origination and commitment fees and amortizes them as an adjustment of yield over the term of the related note receivable. The related accretion of discounts and/or amortization of premiums and origination costs are recorded in interest income on notes receivable. The Company evaluates the collectability of both interest and principal on each note receivable to determine whether it is collectible, primarily through the evaluation of credit quality indicators such as underlying collateral and payment history. A note receivable is considered to be impaired, when based upon current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. If a note receivable is considered to be impaired, the amount of loss is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the note receivable’s effective interest rate or to the value of the underlying collateral if the note receivable is collateral dependent. Interest income on performing notes receivable is accrued as earned. Interest income on impaired notes receivable is recognized on a cash basis. Evaluating notes receivable for potential impairment can require management to exercise significant judgments. No impairment losses or allowances were recorded related to notes receivable for the years ended December 31, 2012, 2011 and 2010.
Investment in Marketable Securities
Investments in marketable securities consist of investments in CMBS, including those pledged as collateral. The Company classifies its investments as available-for-sale because although the Company does not actively trade these securities, the Company may sell them prior to their maturity. These investments are carried at estimated fair value with unrealized gains and losses reported in accumulated other comprehensive income (loss). The Company uses estimated non-binding quoted market prices from the trading desks of financial institutions that are dealers in such securities, where available, for similar CMBS tranches that actively participate in the CMBS market and industry benchmarks, such as Trepp’s CMBS Analytics, where applicable. Market conditions, such as interest rates, liquidity, trading activity and credit spreads may cause significant variability to the received quotes. If the Company is unable to obtain quotes or if the Company believes the quotes received are inaccurate, the Company would estimate fair value using internal models that primarily consider Trepp’s CMBS Analytics, expected cash flows, known and expected defaults and rating agency reports. Changes in market conditions could result in a significant increase or decrease in the recorded amount of the securities. Significant judgment is involved in valuations and different judgments and assumptions used in management’s valuation could result in alternative valuations. If there are significant disruptions to the financial markets, the Company’s estimates of fair value may have significant volatility. Upon the sale of a security, the realized net gain or loss is computed on a specific identification basis.
The Company monitors its available-for-sale securities for impairments. A loss is recognized when the Company determines that a decline in the estimated fair value of a security below its amortized cost is other-than-temporary. The Company considers many factors in determining whether the impairment of a security is deemed to be other-than-temporary, including, but not limited to, the length of time the security has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings and recent changes in such ratings. The analysis of determining whether the impairment of a security is deemed to be other-than-temporary requires significant judgments and assumptions. The use of alternative judgments and assumptions could result in a different conclusion.
Accretion of discounts on the CMBS is recognized based on the effective yield method and is recorded in the accompanying consolidated statements of operations in interest income on marketable securities. The effective yield on these CMBS is based on the projected cash flows from each security, which are estimated based on the Company’s observation of current information and events and include assumptions related to interest rates, prepayment rates and the timing and amount of credit losses. The Company reviews and, if appropriate, makes adjustments to its cash flow projections based on input and analysis received from external sources, internal models, and its judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in the yield/interest income recognized on such securities. Actual maturities of the securities are affected by the contractual lives of the associated mortgage collateral, periodic payments of principal, and prepayments of principal. Therefore actual maturities of the securities may be shorter than stated contractual maturities.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents. The Company considers investments in highly liquid money market accounts to be cash equivalents.
Restricted Cash and Escrows
Included in restricted cash was $14.0 million and $15.2 million as of December 31, 2012 and 2011, respectively, held by lenders in escrow accounts for tenant and capital improvements, leasing commissions, repairs and maintenance and other lender reserves for certain properties, in accordance with the respective lender’s loan agreement. Also included in restricted cash was $4.4 million and $387,000 held by lenders in a lockbox account, as of December 31, 2012 and 2011, respectively. As part of certain debt agreements, rents from certain encumbered properties are deposited directly into a lockbox account, from which the monthly debt service payment is disbursed to the lender and the excess is disbursed to the Company. In addition, the Company had escrowed investor proceeds for which shares of common stock had not been issued of $1.9 million in restricted cash as of December 31, 2011. There were no escrowed investor proceeds included in restricted cash as December 31, 2012.
Investment in Unconsolidated Joint Ventures
Investment in unconsolidated joint ventures as of December 31, 2012 consisted of the Company’s interest in seven joint ventures that owned 12 multi-tenant properties (the “Unconsolidated Joint Ventures”). The Company accounts for the Unconsolidated Joint Ventures using the equity method of accounting as the Company has the ability to exercise significant influence, but not control, over operating and financial policies of these investments. The equity method of accounting requires the investment to be initially recorded at cost and subsequently adjusted for the Company’s share of equity in the joint venture’s earnings and distributions. The Company is required to determine whether an event or change in circumstances has occurred that may have a significant adverse effect on the fair value of its investment in the joint venture. If an event or change in circumstance has occurred, the Company is required to evaluate the joint venture for potential impairment and determine if the carrying amount of its investment exceeds its fair value. An impairment charge is recorded when an impairment is deemed to be other-than-temporary. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until the carrying amount is fully recovered. The evaluation of an investment in a joint venture for potential impairment requires the Company’s management to exercise significant judgment and to make certain assumptions.  The use of different judgments and assumptions could result in different conclusions. No impairment indicators were identified and no impairment losses were recorded related to the Unconsolidated Joint Ventures for the years ended December 31, 2012, 2011 or 2010.
Rents and Tenant Receivables
Rents and tenant receivables primarily includes amounts to be collected in future periods related to the recognition of rental income on a straight-line basis over the lease term and cost recoveries due from tenants. The Company makes estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company analyzes accounts receivable and historical bad debt levels, customer creditworthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy, if any, are analyzed and estimates are made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income or loss is directly affected by management’s estimate of the collectability of accounts receivable. The Company records allowances for those balances that the Company deems to be uncollectible, including any amounts relating to straight-line rent receivables.
Prepaid Expenses
Prepaid expenses include expenses paid as of the balance sheet date that relate to future periods and will be expensed or reclassified to another account during the period to which the costs relate. Any amounts with no future economic benefit are charged to earnings when identified.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Derivative Instruments and Hedging Activities
The Company accounts for its derivative instruments, including certain derivative instruments embedded in other contracts, at fair value. Accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative instrument and the designation of the derivative instrument. The change in fair value of the effective portion of the derivative instrument that is designated as a hedge is recorded as other comprehensive income (loss). The changes in fair value for derivative instruments that are not designated as a hedge or that do not meet the hedge accounting criteria are recorded as a gain or loss to operations.
Deferred Financing Costs
Deferred financing costs are capitalized and amortized on a straight-line basis over the term of the related financing arrangement, which approximates the effective interest method. If a note payable is prepaid, any unamortized deferred financing costs related to the note payable would be expensed. Amortization of deferred financing costs, including any write-offs, was $14.1 million, $8.4 million and $2.7 million for the years ended December 31, 2012, 2011 and 2010, respectively, and was recorded in interest expense in the consolidated statements of operations.
Revenue Recognition
Certain properties have leases where minimum rental payments increase during the term of the lease. The Company records rental income for the full term of each lease on a straight-line basis. When the Company acquires a property, the terms of existing leases are considered to commence as of the acquisition date for the purpose of determining this calculation. The Company defers the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses are included in tenant reimbursement income in the period when such costs are incurred.
Income Taxes
The Company qualified and elected to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. The Company generally is not subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders, and so long as it, among other things, distributes at least 90% of its annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). REITs are subject to a number of other organizational and operational requirements. Even if the Company maintains its qualification for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Concentration of Credit Risk
As of December 31, 2012, the Company had cash on deposit, including restricted cash, in 12 financial institutions, eight of which had deposits in excess of federally insured levels, totaling $93.0 million; however, the Company has not experienced any losses in such accounts. The Company limits significant cash investments to accounts held by financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on its cash deposits.
No single tenant accounted for greater than 10% of the Company’s 2012 gross annualized rental revenues. Tenants in the restaurant industry comprised 10% of the Company’s 2012 gross annualized rental revenues. Additionally, the Company has certain geographic concentrations in its property holdings. In particular, as of December 31, 2012, 190 of the Company’s properties were located in Texas accounting for 17% of its 2012 gross annualized rental revenues.
Offering and Related Costs
CR III Advisors funds all of the organization and offering costs on the Company’s behalf and is reimbursed for such costs up to 1.5% of gross proceeds from the Offerings, excluding selling commissions and the dealer-manager fee. During the years ended December 31, 2012, 2011 and 2010, the Company recorded $13.2 million, $21.6 million and $14.0 million, respectively, of organization and offering expense reimbursements for services provided by, and costs incurred by, CR III Advisors. The offering costs, which include items such as legal and accounting fees, marketing, personnel and promotional printing costs, are recorded as a reduction of capital in excess of par value along with sales commissions and dealer manager fees of 7% and 2%, respectively. Organization costs are expensed when incurred.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Due to Affiliates
Certain affiliates of the Company’s advisor received, and will continue to receive fees, reimbursements, and compensation in connection with services provided relating to the acquisition, management, financing, leasing and sale of the assets of the Company.
Stockholders’ Equity
As of December 31, 2012 and 2011, the Company was authorized to issue 990.0 million shares of common stock and 10.0 million shares of preferred stock. All shares of such stock have a par value of $0.01 per share. The Company’s board of directors may amend the charter to authorize the issuance of additional shares of capital stock without obtaining stockholder approval.
Redeemable Common Stock
The Company has adopted a share redemption program that permits its stockholders to sell their shares, which is limited to redemptions that can be funded with cumulative net proceeds from the Company’s DRIP and subject to other limitations discussed in Note 17 to these consolidated financial statements. The Company records amounts that are redeemable under the share redemption program as redeemable common stock outside of permanent equity in its consolidated balance sheets. Changes in the amount of redeemable stock from period to period are recorded as an adjustment to capital in excess of par value.
Earnings (Loss) Per Share
Earnings per share are calculated based on the weighted average number of common shares outstanding during each period presented. Diluted income per share considers the effect of any potentially dilutive share equivalents, of which the Company had none for each of the years ended December 31, 2012, 2011 and 2010.
Reportable Segments
The Company’s operating segment consists of commercial properties, which include activities related to investing in real estate including retail, office and distribution properties and other real estate related assets. The commercial properties are geographically diversified throughout the United States and have similar economic characteristics. The Company evaluates operating performance on an overall portfolio level; therefore, the Company’s properties are one reportable segment.
Interest
Interest is charged to interest expense as it accrues, unless the interest relates to loans on properties under development, in which case it is capitalized. During the years ended December 31, 2012, 2011 and 2010, the Company capitalized $299,000, $48,000, and $26,000 respectively, of interest costs relating to the development projects as discussed in Note 5 to these consolidated financial statements.
Distributions Payable and Distribution Policy
In order to maintain its status as a REIT, the Company is required to, among other things, make distributions each taxable year equal to at least 90% of its taxable income, computed without regard to the dividends paid deduction and excluding net capital gains. To the extent funds are available, the Company intends to pay regular distributions to stockholders. Distributions are paid to stockholders of record as of the applicable record dates.
The Company’s board of directors authorized a daily distribution, based on 366 days in the calendar year, of $0.001776144 per share (which equates to 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the periods commencing on January 1, 2012 and ending on December 31, 2012. As of December 31, 2012, the Company had distributions payable of $26.4 million.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Repurchase Agreements
In certain circumstances the Company may obtain financing through a repurchase agreement. The Company evaluates the initial transfer of a financial instrument and the related repurchase agreement for sale accounting treatment. In instances where the Company maintains effective control over the transferred securities, the Company accounts for the transaction as a secured borrowing, and accordingly, both the securities and related repurchase agreement payable are recorded separately in the consolidated balance sheets. In instances where the Company does not maintain effective control over the transferred securities, the Company accounts for the transaction as a sale of securities for proceeds consisting of cash and a forward purchase contract.
Recent Accounting Pronouncements
In May 2011, the U.S. Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-04, Fair Value Measurements and Disclosures (Topic 820): Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS, (“ASU 2011-04”), which converges guidance between GAAP and International Financial Reporting Standards to provide a uniform framework of fair value measurements and requires additional disclosures including quantifiable information about measurements to changes in unobservable inputs for Level 3 fair value measurements. ASU 2011-04 became effective for the Company on January 1, 2012. The adoption of ASU 2011-04 did not have a material impact on the Company’s consolidated financial statements.
In June 2011, the FASB issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income, which requires the presentation of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The Company elected to present two separate but consecutive statements herein.
NOTE 4 — FAIR VALUE MEASUREMENTS
GAAP defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. GAAP emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:
Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2 – Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e. interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).
Level 3 – Unobservable inputs, which are only used to the extent that observable inputs are not available, reflect the Company’s assumptions about the pricing of an asset or liability.
The following describes the methods the Company uses to estimate the fair value of the Company’s financial assets and liabilities:
Cash and cash equivalents and restricted cash – The Company considers the carrying values of these financial assets to approximate fair value because of the short period of time between their origination and their expected realization.
Notes receivable – The fair value is estimated by discounting the expected cash flows on the notes at rates at which management believes similar loans would be made as of December 31, 2012 and 2011. The estimated fair value of these notes was $97.3 million and $69.0 million as of December 31, 2012 and 2011, respectively, as compared to the carrying value of $90.4 million and $64.7 million as of December 31, 2012 and 2011, respectively. The fair value of the Company’s notes receivable is estimated using Level 2 inputs.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Notes payable and other borrowings – The fair value is estimated by discounting the expected cash flows based on estimated borrowing rates available to the Company as of December 31, 2012 and 2011. The estimated fair value of the notes payable and other borrowings was $3.4 billion and $2.4 billion as of December 31, 2012 and 2011, respectively, as compared to the carrying value of $3.3 billion and $2.4 billion as of December 31, 2012 and 2011, respectively. The fair value of the Company’s notes payable and other borrowings is estimated using Level 2 inputs.
Marketable securities – The Company’s marketable securities are carried at fair value and are valued using Level 3 inputs. The Company used estimated non-binding quoted market prices from the trading desks of financial institutions that are dealers in such securities for similar CMBS tranches that actively participate in the CMBS market and industry benchmarks, such as Trepp’s CMBS Analytics. As of December 31, 2012 and 2011, no marketable securities were valued using internal models.
Derivative Instruments – The Company’s derivative instruments represent interest rate swaps. All derivative instruments are carried at fair value and are valued using Level 2 inputs. The fair value of these instruments is determined using interest rate market pricing models. The Company includes the impact of credit valuation adjustments on derivative instruments measured at fair value.
Earnout Agreements – The Company has acquired certain properties subject to earnout provisions obligating the Company to pay additional consideration to the seller contingent on the future leasing and occupancy of vacant space at each property. Earnout payments are based on a predetermined formula and have set time periods regarding the obligation to make the payment as set forth in the respective purchase and sale agreement. If, at the end of the respective time period, certain space has not been leased and occupied, the Company will have no further obligation under the applicable earnout provision. The earnouts are carried at fair value and are valued using Level 3 inputs, including estimated timing and probability of leasing the vacant space, as there is no public market for this item and thus Level 1 and Level 2 inputs are unavailable for an item of this nature. Earnouts are recorded upon acquisition of the related property at their estimated fair value, and any changes to the estimated fair value are reflected in the statements of operations. The estimated fair value of these agreements totaled $5.3 million and $5.5 million as of December 31, 2012 and 2011, respectively, and is included in the accompanying consolidated balance sheets in other liabilities. During the year ended December 31, 2012, the Company recorded additional earnout liabilities with an aggregate estimated fair value of $6.5 million upon purchase of certain properties. In addition, during the year ended December 31, 2012, the Company increased the fair value of the outstanding earnout agreements by $789,000, which is recorded in the accompanying consolidated statements of operations in acquisition related expenses. During the year ended December 31, 2012, the obligations under certain earnout provisions were satisfied and the Company paid $7.4 million to the seller.
Considerable judgment is necessary to develop estimated fair values of financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize, or be liable for, on disposition of the financial assets and liabilities. As of December 31, 2012, there have been no transfers of financial assets or liabilities between levels.
In accordance with the fair value hierarchy described above, the following table shows the fair value of the Company’s financial assets and liabilities that are required to be measured at fair value on a recurring basis as of December 31, 2012 and 2011 (in thousands):

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	Balance as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$317,201	$—	$—	$317,201
Liabilities:
Interest rate swaps	$(23,046)	$—	$(23,046)	$—
Earnout agreements	(5,339)	—	—	(5,339)
Total liabilities	$(28,385)	$—	$(23,046)	$(5,339)

	Balance as of December 31, 2011	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$114,129	$—	$—	$114,129
Liabilities:
Interest rate swaps	$(26,092)	$—	$(26,092)	$—
Earnout agreements	(5,519)	—	—	(5,519)
Total liabilities	$(31,611)	$—	$(26,092)	$(5,519)
The following table shows a reconciliation of the change in fair value of the Company’s marketable securities with significant unobservable inputs (Level 3) for the years ended December 31, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2012	2011
Balance at beginning of year	$114,129	$—
Total gains or losses
Reclassification of previous unrealized gain on marketable securities into net income	(8,852)	—
Unrealized gain included in other comprehensive income (loss), net	53,664	1,335
Purchases, issuances, settlements, sales and accretion
Purchases	205,986	112,032
Issuances	—	—
Sales	(50,967)	—
Accretion included in earnings, net	3,241	762
Balance at end of year	$317,201	$114,129

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 5 — REAL ESTATE ACQUISITIONS
2012 Property Acquisitions
During the year ended December 31, 2012, the Company acquired interests in 349 commercial properties for an aggregate purchase price of $2.0 billion (the “2012 Acquisitions”). The Company purchased the 2012 Acquisitions with net proceeds from the Follow-on Offering, the DRIP Offering, borrowings and the sale of properties and other investments. The Company allocated the purchase price of these properties to the fair value of the assets acquired and liabilities assumed. The following table summarizes the purchase price allocation (in thousands):

December 31, 2012
Land	$412,674
Building and improvements	1,330,874
Acquired in-place leases	252,186
Acquired above market leases	38,260
Acquired below market leases	(39,054)
Total purchase price	$1,994,940
The Company recorded revenue for the year ended December 31, 2012 of $81.4 million, respectively, and a net loss for the year ended December 31, 2012 of $25.7 million, respectively, related to the 2012 Acquisitions. The Company expensed $60.4 million of property related acquisition costs for the year ended December 31, 2012.
The following information summarizes selected financial information of the Company, as if all of the 2012 Acquisitions were completed on January 1, 2011 for each period presented below. The table below presents the Company’s estimated revenue and net income, on a pro forma basis, for the years ended December 31, 2012 and 2011, respectively (in thousands):

	Year Ended December 31,
	2012	2011
Pro forma basis (unaudited):
Revenue	$661,650	$531,356
Net income	$296,683	$45,793
The unaudited pro forma information for the year ended December 31, 2012 was adjusted to exclude $60.4 million of property related acquisition costs recorded during the year ended December 31, 2012. These costs were recognized in the unaudited pro forma information for the year ended December 31, 2011. The unaudited pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of 2011, nor does it purport to represent the results of future operations.
2012 Investments in Development Projects
During the year ended December 31, 2012, the Company acquired a completed development project for an aggregate purchase price of $7.7 million through the repayment of a construction loan facility and the purchase of the joint venture partner’s noncontrolling interest. The Company also completed the construction of a single tenant office building. Total costs for the construction of the building were $12.2 million. The development of these projects was initiated in 2011, and therefore, these properties are not included in the 2012 Acquisitions.
2012 Investments in Unconsolidated Joint Ventures
During the year ended December 31, 2012, the Company acquired financial interests in two unconsolidated joint venture arrangements for an aggregate investment of $46.5 million. In addition, the Company acquired a $27.7 million financial interest in one of the Consolidated Joint Ventures during the year ended December 31, 2012, whose only assets are interests in three of the Unconsolidated Joint Ventures.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In connection with the acquired interests in the unconsolidated joint venture arrangements discussed above, one of the Unconsolidated Joint Ventures borrowed $17.6 million (the “Advance Note”) from one of the Consolidated Joint Ventures and fully repaid the Advance Note during the year ended December 31, 2012. The Advance Note had a variable interest rate equal to the one-month LIBOR plus 225 basis points. During the year ended December 31, 2012, the Company recorded $107,000 of interest income on the Advance Note. No financing coordination fees were incurred in connection with the Advance Note.
2011 Property Acquisitions
During the year ended December 31, 2011, the Company acquired interests in 244 commercial properties, including the properties held in two of the Consolidated Joint Ventures, for an aggregate purchase price of $2.2 billion (the “2011 Acquisitions”). The Company purchased the 2011 Acquisitions with net proceeds from the Offerings and through the issuance or assumption of mortgage notes and credit facility borrowings. The Company allocated the purchase price of the 2011 Acquisitions to the fair value of the assets acquired and liabilities assumed. The following table summarizes the purchase price allocation (in thousands):

December 31, 2011
Land	$448,728
Building and improvements	1,491,347
Acquired in-place leases	244,776
Acquired above market leases	69,823
Acquired below market leases	(32,402)
Fair value adjustment of assumed notes payable	438
Total purchase price	$2,222,710
The Company recorded revenue for the year ended December 31, 2011 of $84.6 million, respectively, and a net loss for the year ended December 31, 2011 of $16.5 million, respectively, related to the 2011 Acquisitions. The Company expensed $59.4 million of acquisition costs for the year ended December 31, 2011.
The following information summarizes selected financial information of the Company, as if all of the 2011 Acquisitions were completed on January 1, 2010 for each period presented below. The table below presents the Company’s estimated revenue and net income, on a pro forma basis, for the years ended December 31, 2011 and 2010, respectively (in thousands):

	Year Ended December 31,
	2011	2010
Pro forma basis (unaudited):
Revenue	$474,975	$336,716
Net income	$159,743	$34,158
The unaudited pro forma information for the year ended December 31, 2011 was adjusted to exclude $59.4 million of acquisition costs recorded during the year ended December 31, 2011. These costs were recognized in the unaudited pro forma information for the year ended December 31, 2010. The unaudited pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of 2010, nor does it purport to represent the results of future operations.
2011 Investments in Development Projects
During the year ended December 31, 2011, the Company acquired a completed development project for an aggregate purchase price of $5.9 million through the repayment of a construction loan facility and the purchase of the joint venture partner’s noncontrolling interest. The development of this project was initiated in 2010, and therefore, this property purchase is not included in the 2011 Acquisitions.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

In addition, the Company and one of the Consolidated Joint Ventures acquired three land parcels for development of two office facilities and a single tenant commercial property. As of December 31, 2011, the aggregate construction costs incurred of $12.3 million are included in the accompanying December 31, 2011 consolidated balance sheet in building and improvements. The land acquired for an aggregate amount of $9.3 million is included in land, and the aggregate construction facility borrowings of $4.6 million are included in notes payable and other borrowings in the accompanying December 31, 2011 consolidated balance sheet. As discussed above, the Company completed two of the three projects during the year ended December 31, 2012.
2011 Investments in Unconsolidated Joint Ventures
During the year ended December 31, 2011, the Company acquired an interest in an unconsolidated joint venture arrangement for $7.7 million.
NOTE 6 — ACQUIRED INTANGIBLE LEASE ASSETS
Acquired intangible lease assets consisted of the following (in thousands):

	As of December 31,
	2012	2011
Acquired in-place leases, net of accumulated amortization of $101,392 and $50,715,
respectively (with a weighted average life of 12.7 and 15.3 years, respectively)	$710,469	$543,663
Acquired above market leases, net of accumulated amortization of $20,866 and $11,115,
respectively (with a weighted average life of 13.2 and 15.9 years, respectively)	150,494	139,153
	$860,963	$682,816
Amortization expense related to the acquired in-place lease assets for the years ended December 31, 2012, 2011 and 2010 was $55.9 million, $33.1 million and $12.0 million, respectively. Amortization expense related to the acquired above market lease assets for the years ended December 31, 2012, 2011 and 2010 was $11.6 million, $6.9 million and $2.1 million, respectively.
Estimated amortization expense of the intangible lease assets, excluding the intangible lease assets related to the Held for Sale Properties (as defined below), as of December 31, 2012 for each of the five succeeding fiscal years is as follows:

	Amortization
Year Ending December 31,	Leases In-Place	Above Market Leases
2013	$64,896	$13,723
2014	$62,474	$13,283
2015	$61,208	$13,063
2016	$58,201	$12,476
2017	$56,076	$12,028
NOTE 7 — INVESTMENT IN NOTES RECEIVABLE
During the year ended December 31, 2012, the Company acquired a $25.0 million junior mezzanine loan (the “Mezzanine Loan”), secured by equity interests in a joint venture which owns 15 shopping centers. The Mezzanine Loan has an interest rate of LIBOR plus 9.0% with a LIBOR floor of 0.50% and matures in July 2015 with two one-year extension options. As of December 31, 2012, investment in notes receivable included $25.4 million related to the Mezzanine Loan, which consisted of the outstanding face amount of the loan of $25.0 million, $500,000 of acquisition costs and accumulated amortization of acquisition costs of $65,000. The acquisition costs are amortized over the term of the loan using the effective interest rate method. Interest only payments are due each month. There were no amounts past due as of December 31, 2012.
In addition, as of December 31, 2012, the Company owned two mortgage notes receivable, each of which is secured by an office building (collectively the “Mortgage Notes”). As of December 31, 2012 and 2011, investment in notes receivable included $64.9 million and $64.7 million, respectively, related to the Mortgage Notes. As of December 31, 2012, the Mortgage Notes balance consisted of the outstanding face amount of the notes of $72.9 million, a $12.0 million discount, $1.3 million of acquisition costs and net accumulated accretion of discounts and amortization of acquisition costs of $2.8 million. As of

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

December 31, 2011, the Mortgage Notes balance consisted of the outstanding face amount of the notes of $73.7 million, a $12.0 million discount, $1.3 million of acquisition costs and net accumulated accretion of discounts and amortization of acquisition costs of $1.7 million. The discount is accreted and acquisition costs are amortized over the terms of each respective Mortgage Note using the effective interest rate method. The Mortgage Notes have a fixed interest rate of 5.93% per annum and mature on October 1, 2018. Interest and principal payments are due each month until October 1, 2018. There were no amounts past due as of December 31, 2012.
The Company evaluates the collectability of both interest and principal on each note receivable to determine whether it is collectible, primarily through the evaluation of credit quality indicators, such as underlying collateral and payment history. No impairment losses were recorded related to notes receivable for the years ended December 31, 2012, 2011 or 2010. In addition, no allowances for uncollectability were recorded related to notes receivable as of December 31, 2012 or 2011.
NOTE 8 — INVESTMENT IN MARKETABLE SECURITIES
During the year ended December 31, 2012, the Company sold six CMBS and half of the Company’s investment in two CMBS for aggregate proceeds of $63.4 million and realized a gain on the sale of $12.5 million, of which $8.9 million had previously been recorded in other comprehensive income (loss). As of December 31, 2012, the Company owned 29 CMBS, with an estimated aggregate fair value of $317.2 million. As of December 31, 2011, the Company owned 11 CMBS, with an estimated aggregate fair value of $114.1 million.
As of December 31, 2012, certain of these securities were pledged as collateral under repurchase agreements (the “Repurchase Agreements”), as discussed in Note 11 to these consolidated financial statements. The following table provides the activity for the CMBS during the year ended December 31, 2012 (in thousands):

	Amortized Cost Basis	Unrealized Gain	Fair Value
Marketable securities as of December 31, 2011	$112,794	$1,335	$114,129
Face value of marketable securities acquired	320,020	—	320,020
Discounts on purchase of marketable securities, net of acquisition costs	(114,034)	—	(114,034)
Net accretion on marketable securities	3,241	—	3,241
Increase in fair value of marketable securities	—	53,664	53,664
Decrease due to sale of marketable securities	(50,967)	(8,852)	(59,819)
Marketable securities as of December 31, 2012	$271,054	$46,147	$317,201
The following table shows the fair value and gross unrealized gains and losses of the Company’s CMBS as of December 31, 2012 (in thousands) and the length of time the CMBS has been in the unrealized gain or continuous loss position:

	Less than 12 months			12 Months or More			Total
Description of Securities	Fair Value	Unrealized Gains	Unrealized (Losses)	Fair Value	Unrealized Gains	Unrealized (Losses)	Fair Value	Unrealized Gains	Unrealized (Losses)
CMBS	$317,201	$48,192	$(2,045)	$—	$—	$—	$317,201	$48,192	$(2,045)
As of December 31, 2012, the unrealized losses of $2.0 million were deemed to be a temporary impairment based upon the following: (1) the Company having no intent to sell these securities, (2) it is more likely than not that the Company will not be required to sell the securities before recovery and (3) the Company’s expectation to recover the entire amortized cost basis of these securities. The Company determined that the unrealized losses of $2.0 million resulted from volatility in interest rates and credit spreads and other qualitative factors relating to macro-credit conditions in the mortgage market. Additionally, as of December 31, 2012, the Company had determined that the subordinate CMBS tranches below the Company’s CMBS investment adequately protected the Company’s ability to recover its investment and that the Company’s estimates of anticipated future cash flows from the CMBS investment had not been adversely impacted by any deterioration in the creditworthiness of the specific CMBS issuers.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The scheduled maturity of the Company’s CMBS as of December 31, 2012 is as follows (in thousands):

	Amortized Cost	Estimated Fair Value
Due within one year	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	260,412	307,396
Due after ten years	10,642	9,805
	$271,054	$317,201
Actual maturities of marketable securities can differ from contractual maturities because borrowers may have the right to prepay their respective loan balances at any time. In addition, factors such as prepayments and interest rates may affect the yields on the marketable securities.
NOTE 9 — DISCONTINUED OPERATIONS
During the year ended December 31, 2012, the Company disposed of 26 single-tenant properties and two multi-tenant properties for an aggregate gross sales price of $573.8 million (the “2012 Property Dispositions”). As of the respective closing dates of the 2012 Property Dispositions, the major class of assets and liabilities of these properties included net total investment in real estate assets of $450.2 million, straight-line rent receivables of $12.7 million, notes payable of $180.3 million, which includes $24.3 million assumed by the buyer, and net below market lease liabilities of $9.0 million. The Company has no continuing involvement with the 2012 Property Dispositions. The Company also classified two properties as held for sale as of December 31, 2012 (the “Held for Sale Properties”). The results of operations for the 2012 Property Dispositions and the Held for Sale Properties (collectively, the “Discontinued Operations Properties”) have been presented as discontinued operations on the Company’s consolidated statements of operations for all periods presented.
The following table summarizes the operating income from discontinued operations of the Discontinued Operations Properties for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	Year Ended December 31,
	2012	2011	2010
Total revenue	$34,308	$42,322	$25,318
Total expenses	27,182	28,269	22,499
Income from discontinued operations	7,126	14,053	2,819
Gain on sale of real estate assets	108,457	—	—
Total income from discontinued operations	$115,583	$14,053	$2,819
The following table presents the major classes of assets and liabilities of the Held for Sale Properties as of December 31, 2012 and 2011 (in thousands):

	Year Ended December 31,
	2012	2011
Investment in real estate assets, net	$15,376	$15,759
Straight-line rent receivables	109	77
Assets related to real estate held for sale, net	$15,485	$15,836

Liabilities related to real estate assets held for sale (1)	$322	$347
________________
(1) Liabilities related to real estate assets held for sale includes net below market lease liabilities and prepaid rent and are included in derivative liabilities, deferred rent and other liabilities in the Company’s consolidated balance sheets for all periods presented.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 10 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
In the normal course of business, the Company uses certain types of derivative instruments for the purpose of managing or hedging its interest rate risks. The following table summarizes the terms of the Company’s executed swap agreements designated as hedging instruments (in thousands):

		Outstanding Notional				Fair Value of Liabilities
	Balance Sheet	Amount as of	Interest	Effective	Maturity	December 31,	December 31,
	Location	December 31, 2012	Rates (1)	Dates	Dates	2012	2011
Interest Rate Swaps	Derivative liabilities, deferred rent and other liabilities	$744,250	3.15% to 6.83%	12/18/2009 to 12/14/2012	6/27/2014 to 4/1/2021	$(23,046)	$(26,092)
_______________

(1)	The interest rates consist of the underlying index swapped to a fixed rate and the applicable interest rate spread.
Additional disclosures related to the fair value of the Company’s derivative instruments are included in Note 4 to these consolidated financial statements. The notional amount under the agreements is an indication of the extent of the Company’s involvement in each instrument, but does not represent exposure to credit, interest rate or market risks.
Accounting for changes in the fair value of a derivative instrument depends on the intended use and designation of the derivative instrument. The Company designated the interest rate swaps as cash flow hedges, to hedge the variability of the anticipated cash flows on its variable rate notes payable. The change in fair value of the effective portion of the derivative instruments that are designated as hedges is recorded in other comprehensive income or loss. The ineffective portion of the change in fair value of the derivative instruments is recorded in interest expense.
The following table summarizes the gains and losses on the Company’s derivative instruments and hedging activities for the years ended December 31, 2012, 2011 and 2010 (in thousands):

	Amount of Loss Recognized in Other Comprehensive Income (Loss)			Amount of Loss Reclassified from Accumulated Other Comprehensive Income (Loss) to Interest Expense (1)
	Year Ended December 31,			Year Ended December 31,
Derivatives in Cash Flow Hedging Relationships	2012	2011	2010	2012	2011	2010
Interest Rate Swaps	$(6,217)	$(18,904)	$(7,053)	$9,263	$—	$—
_______________

(1)
During the year ended December 31, 2012, an interest rate swap was designated as ineffective and the unrealized loss was reclassified from accumulated other comprehensive income (loss) into interest expense as it related to one of the 2012 Property Dispositions and the Company terminated the swap when the property was sold.

The Company has agreements with each of its derivative counterparties that contain a provision whereby if the Company defaults on certain of its unsecured indebtedness, then the Company could also be declared in default on its derivative obligations resulting in an acceleration of payment. In addition, the Company is exposed to credit risk in the event of non-performance by its derivative counterparties. The Company believes it mitigates its credit risk by entering into agreements with credit-worthy counterparties. The Company records credit risk valuation adjustments on its interest rate swaps based on the respective credit quality of the Company and the counterparty. As of both December 31, 2012 and 2011, there were no events of default related to the interest rate swaps. As of December 31, 2011, there were no termination events related to the interest rate swaps.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 11 — NOTES PAYABLE AND OTHER BORROWINGS
As of December 31, 2012, the Company and the Consolidated Joint Ventures had $3.3 billion of debt outstanding, with a weighted average years to maturity of 5.3 years and weighted average interest rate of 4.38%. The following table summarizes the debt activity during the year ended and balances as of December 31, 2012 (in thousands):

		During the Year Ended December 31, 2012
	Balance as of December 31, 2011	Debt Issuance and Assumptions	Repayments	Other (1)	Balance as of December 31, 2012
Fixed rate debt	$1,560,068	$898,906	$(226,556)	$79,123	$2,311,541
Variable rate debt	132,143	31,799	—	(79,000)	84,942
Construction facilities	4,614	28,364	(5,220)	—	27,758
Credit facility	647,750	1,010,000	(890,000)	—	767,750
Repurchase agreements	29,409	80,184	(9,536)	—	100,057
Total(2)	$2,373,984	$2,049,253	$(1,131,312)	$123	$3,292,048
________________

(1)
Represents fair value adjustment of assumed mortgage notes payable, net of amortization, of $123,000. In addition, $79.0 million of variable rate debt outstanding as of December 31, 2012 was effectively fixed through the use of an interest rate swap with an effective date of June 29, 2012.

(2)
The table above does not include loan amounts associated with certain unconsolidated joint venture arrangements of $195.8 million, of which $10.2 million is recourse to CCPT III OP. These loans mature on various dates ranging from October 2015 to July 2021.

As of December 31, 2012, the fixed rate debt includes $465.5 million of variable rate debt subject to interest rate swap agreements which had the effect of fixing the variable interest rates per annum through the maturity date of the loan. In addition, the fixed rate debt includes mortgage notes assumed with an aggregate face amount of $40.7 million and an aggregate fair value of $39.4 million at the date of assumption. The fixed rate debt has interest rates ranging from 2.75% to 6.83% per annum. The variable rate debt has variable interest rates ranging from LIBOR plus 225 basis points to 325 basis points per annum. In addition, the construction facilities have interest rates ranging from LIBOR plus 235 basis points to 250 basis points per annum, with certain debt containing LIBOR floors. The debt outstanding matures on various dates from February 2013 through January 2023. The aggregate balance of gross real estate and related assets, net of gross intangible lease liabilities, securing the fixed and variable rate debt outstanding was $4.8 billion as of December 31, 2012. Each of the mortgage notes payable is secured by the respective properties on which the debt was placed.
As of December 31, 2012, the Company had $89.8 million available for borrowing under a senior unsecured credit facility (the “Credit Facility”) based on the underlying collateral pool of $1.4 billion. The Credit Facility provides borrowings up to $857.5 million, which includes a $278.75 million term loan (the “Term Loan”) and up to $578.75 million in revolving loans (the “Revolving Loans”). The Credit Facility may be increased to a maximum of $950.0 million. Depending upon the type of loan specified and overall leverage ratio, the Revolving Loans bear interest at either LIBOR plus an interest rate spread ranging from 2.25% to 3.00% or a base rate plus an interest rate spread ranging from 1.25% to 2.00%. The base rate is greater of (1) LIBOR plus 1.00%, (2) Bank of America N.A.’s Prime Rate or (3) the Federal Funds Rate plus 0.50%. During the year ended December 31, 2011, the Company executed two swap agreements associated with the Term Loan, which had the effect of fixing the variable interest rates per annum through the maturity date of the respective loan at 3.45% and 3.15%, respectively. The Revolving Loans and Term Loan had a combined weighted average interest rate of 3.37% as of December 31, 2012.
The Repurchase Agreements have interest rates ranging from LIBOR plus 120 basis points to 175 basis points and mature on various dates from January 2013 through March 2013. Upon maturity, the Company may elect to renew the Repurchase Agreements for a period of 90 days until the CMBS mature. The CMBS have a weighted average remaining term of 9.5 years. Under the Repurchase Agreements, the lender retains the right to mark the underlying collateral to fair value. A reduction in the value of the pledged assets would require the Company to provide additional collateral to fund margin calls. As of December 31, 2012, the securities held as collateral had a fair value of $266.1 million and an amortized cost of $224.9 million. There was no cash collateral held by the counterparty as of December 31, 2012. The Repurchase Agreements are being accounted for as secured borrowings because the Company maintains effective control of the financed assets. The Repurchase Agreements are non-recourse to the Company and CCPT III OP.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Credit Facility and certain notes payable contain customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions. These agreements also include usual and customary events of default and remedies for facilities of this nature. Based on the Company’s analysis and review of its results of operations and financial condition, the Company believes it was in compliance with the covenants of the Credit Facility and such notes payable as of December 31, 2012.
The following table summarizes the scheduled aggregate principal repayments for the Company’s outstanding debt as of December 31, 2012 for each of the five succeeding fiscal years and the period thereafter:

Year Ending December 31,	Principal Repayments(1)(2)
2013	$164,330
2014	651,232
2015	337,704
2016	169,274
2017	190,666
Thereafter	1,779,782
Total	$3,292,988
________________
(1) Assumes the Company accepts the interest rates that one lender may reset on September 1, 2013 and February 1, 2015, respectively, related to mortgage notes payable of $30.0 million and $32.0 million, respectively.
(2) Principal payment amounts reflect actual payments based on the face amount of notes payable secured by the Company’s wholly-owned properties and Consolidated Joint Ventures. As of December 31, 2012, the fair value adjustment, net of amortization, of mortgage notes assumed was $940,000.
NOTE 12 — ACQUIRED BELOW MARKET LEASE INTANGIBLES
Acquired below market lease intangibles consisted of the following (in thousands):

	As of December 31,
	2012	2011
Acquired below market leases, net of accumulated amortization of $16,389 and $8,782,
respectively (with a weighted average life of 10.6 and 14.1 years, respectively)	$113,607	$93,050
The increase in rental and other property income resulting from the amortization of the intangible lease liability for the years ended December 31, 2012, 2011 and 2010 was $9.0 million, $5.1 million and $2.1 million, respectively.
Estimated amortization of the intangible lease liability, excluding the below market lease intangibles related to the Held for Sale Properties, as of December 31, 2012 for each of the five succeeding fiscal years is as follows (in thousands):

Year Ending December 31,	Amortization of Below Market Leases
2013	$10,363
2014	$10,106
2015	$9,859
2016	$9,537
2017	$8,894

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 13 — SUPPLEMENTAL CASH FLOW DISCLOSURES
Supplemental cash flow disclosures for the years ended December 31, 2012, 2011 and 2010 are as follows (in thousands):

	Year Ended December 31,
	2012	2011	2010
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Distributions declared and unpaid	$26,399	$20,858	$14,448
Fair value of mortgage notes assumed in real estate acquisitions at date of assumption	$24,000	$4,863	$10,577
Common stock issued through distribution reinvestment plan	$169,079	$110,093	$65,174
Net unrealized loss on interest rate swaps	$(6,217)	$(18,904)	$(7,035)
Unrealized gain on marketable securities	$53,664	$1,335	$—
Earnout liabilities recorded upon property acquisitions	$6,460	$5,519	$—
Accrued expenditures	$10,667	$2,864	$1,743
Notes payable assumed by buyer in real estate disposition	$24,250	$—	$—
Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest of $299, $48 and $26, respectively	$121,211	$75,945	$20,627

NOTE 14— COMMITMENTS AND CONTINGENCIES
Litigation
In the ordinary course of business, the Company may become subject to litigation or claims. As of December 31, 2012, the Company was not aware of any pending legal proceedings of which the outcome is reasonably possible to have a material effect on its results of operations, financial condition or liquidity.
Purchase Commitments
As of December 31, 2012, the Company owned one land parcel, upon which an office building is being developed. Based on budgeted construction costs, the cost to complete the facility is estimated to be $45.8 million. The construction is being funded by a construction loan facility totaling $33.8 million. As of December 31, 2012, the Company had incurred $40.2 million in construction costs and $19.9 million was outstanding under the construction facility. Additionally, the Company had properties subject to earnout provisions obligating it to pay additional consideration to the seller contingent on the future leasing and occupancy of vacant space at the properties, as discussed in Note 4 to these consolidated financial statements.
Environmental Matters
In connection with the ownership and operation of real estate, the Company potentially may be liable for costs and damages related to environmental matters. The Company owns certain properties that are subject to environmental remediation. In each case, the seller of the property, the tenant of the property and/or another third party has been identified as the responsible party for environmental remediation costs related to the respective property. Additionally, in connection with the purchase of certain of the properties, the respective sellers and/or tenants have indemnified the Company against future remediation costs. In addition, the Company carries environmental liability insurance on its properties that provides limited coverage for remediation liability and pollution liability for third-party bodily injury and property damage claims. Accordingly, the Company does not believe that it is reasonably possible that the environmental matters identified at such properties will have a material effect on its results of operations, financial condition or liquidity, nor is it aware of any environmental matters at other properties which it believes are reasonably possible to have a material effect on its results of operations, financial condition or liquidity.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 15 — RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS
The Company has incurred commissions, fees and expenses payable to CR III Advisors or its affiliates in connection with the Offerings, and has incurred and will continue to incur commissions, fees and expenses in connection with the acquisition, management and sale of the assets of the Company.
Offerings
In connection with the Initial Offering and Follow-on Offering, Cole Capital Corporation (“Cole Capital”), the Company’s dealer manager, which is affiliated with our advisor, received a selling commission of up to 7% of gross offering proceeds, before reallowance of commissions earned by participating broker-dealers. Cole Capital reallowed 100% of selling commissions earned to participating broker-dealers. In addition, Cole Capital received 2% of gross offering proceeds, before reallowance to participating broker-dealers, as a dealer manager fee in connection with the Initial Offering and Follow-on Offering. Cole Capital, in its sole discretion, reallowed a portion of its dealer manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on factors such as the volume of shares sold by such participating broker-dealers and the amount of marketing support provided by such participating broker-dealers. No selling commissions or dealer manager fees were paid to Cole Capital or any other broker-dealers with respect to shares sold under the Company’s DRIP.
All other organization and offering expenses associated with the sale of the Company’s common stock (excluding selling commissions and the dealer manager fee) were paid by CR III Advisors or its affiliates and were reimbursed by the Company up to 1.5% of aggregate gross offering proceeds. A portion of the other organization and offering expenses may be underwriting compensation.
The Company recorded commissions, fees and expense reimbursements as shown in the table below for services provided by CR III Advisors and its affiliates related to the services described above during the years indicated (in thousands):

	Year Ended December 31,
	2012	2011	2010
Offering:
Selling commissions	$56,264	$88,660	$98,980
Selling commissions reallowed by Cole Capital	$56,264	$88,660	$98,980
Dealer manager fee	$16,662	$25,890	$28,773
Dealer manager fee reallowed by Cole Capital	$8,446	$13,089	$14,485
Other organization and offering expenses	$13,188	$21,572	$14,013
Acquisitions and Operations
CR III Advisors or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of properties and will be reimbursed for acquisition expenses incurred in the process of acquiring properties, so long as the total acquisition fees and expenses relating to the transaction does not exceed 6% of the contract purchase price.
The Company paid, and expects to continue to pay, CR III Advisors a monthly asset management fee of 0.0417%, which is one-twelfth of 0.5%, of the Company’s average invested assets for that month (the “Asset Management Fee”). The Company will reimburse costs and expenses incurred by CR III Advisors in providing asset management services.
The Company paid, and expects to continue to pay, Cole Realty Advisors, Inc. (“Cole Realty Advisors”), its property manager, which is affiliated with our advisor, fees for the management and leasing of the Company’s properties. Property management fees are up to 2% of gross revenue for single-tenant properties and 4% of gross revenue for multi-tenant properties and leasing commissions will be at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates of our advisor plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. The Company reimburses Cole Realty Advisors’ costs of managing and leasing the properties.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

The Company reimburses CR III Advisors for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse CR III Advisors for any amount by which its operating expenses (including the Asset Management Fee) at the end of the four preceding fiscal quarters exceeds the greater of (1) 2% of average invested assets, or (2) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period, unless the Company’s independent directors find that a higher level of expense is justified for that year based on unusual and non-recurring factors. The Company will not reimburse CR III Advisors for personnel costs in connection with services for which CR III Advisors receives acquisition fees and real estate commissions.
If CR III Advisors, or its affiliates, provides substantial services, as determined by the independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay CR III Advisors or its affiliates a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided however, that CR III Advisors or its affiliates shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which CR III Advisors or its affiliates received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to CR III Advisors or its affiliates as the Company acquires and/or assumes such permanent financing. With respect to any revolving line of credit, no financing coordination fees will be paid on loan proceeds from any line of credit unless all net offering proceeds received as of the date proceeds from the line of credit are drawn for the purpose of acquiring assets have been invested. In addition, with respect to any revolving line of credit, CR III Advisors or its affiliates will receive financing coordination fees only in connection with amounts being drawn for the first time and not upon any re-drawing of amounts that had been repaid by the Company.
The Company recorded fees and expense reimbursements as shown in the table below for services provided by CR III Advisors and its affiliates related to the services described above during the years indicated (in thousands):

	Year Ended December 31,
	2012	2011	2010
Acquisitions and Operations:
Acquisition fees and expenses	$50,615	$49,888	$48,802
Asset management fees and expenses	$32,416	$20,317	$8,187
Property management and leasing fees and expenses	$14,876	$9,437	$3,811
Operating expenses	$3,193	$2,324	$1,642
Financing coordination fees	$11,078	$14,920	$9,512
Liquidation/Listing
If CR III Advisors, or its affiliates, provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay CR III Advisors or its affiliates up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 3% of the sales price of each property sold. In no event will the combined real estate commission paid to CR III Advisors, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return of their net capital contributions and an 8% cumulative, non-compounded annual return, then CR III Advisors is entitled to receive 15% of the remaining net sale proceeds.
Upon listing of the Company’s common stock on a national securities exchange, a fee equal to 15% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% cumulative, non-compounded annual return to investors will be paid to CR III Advisors (the “Subordinated Incentive Listing Fee”). However, Holdings has agreed, as part of the Merger, to a 25% reduction from the amount payable under the advisory agreement as a result of a listing of the Company’s common stock.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Upon termination of the advisory agreement with CR III Advisors, other than termination by the Company because of a material breach of the advisory agreement by CR III Advisors, a performance fee of 15% of the amount, if any, by which the appraised asset value at the time of such termination plus total distributions paid to stockholders through the termination date exceeds the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid to the extent that the Company has already paid or become obligated to pay CR III Advisors a subordinated participation in net sale proceeds or the Subordinated Incentive Listing Fee.
During the years ended December 31, 2012 and 2011, no commissions or fees were incurred for services provided by CR III Advisors and its affiliates related to the services described above.
Due to Affiliates
As of December 31, 2012, $4.5 million had been incurred primarily for services relating to the management of the Company’s properties by CR III Advisors and its affiliates, but had not yet been reimbursed by the Company and were included in due to affiliates on the consolidated balance sheets. As of December 31, 2011, $4.8 million had been incurred primarily for other organization and offering, operating and acquisition expenses, by CR III Advisors and its affiliates, but had not yet been reimbursed by the Company and were included in due to affiliates on the consolidated balance sheets.
Transactions
On March 5, 2012, we entered in the Merger Agreement. See Note 2 for a further explanation of the Merger.
NOTE 16 — ECONOMIC DEPENDENCY
Under various agreements, the Company has engaged or will engage CR III Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issuance, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon CR III Advisors and its affiliates. In the event that these companies are unable to provide the Company with these services, the Company would be required to find alternative providers of these services.
NOTE 17 — STOCKHOLDERS’ EQUITY
Distribution Reinvestment Plan
Pursuant to the DRIP, the Company allows stockholders of its common stock to elect to have the distributions the stockholders receive reinvested in additional shares of the Company’s common stock. The purchase price per share under the amended and restated DRIP will be $9.50 per share until the Company’s board of directors determines a reasonable estimate of the value of the Company’s shares. Thereafter, the purchase price per share under the Company’s DRIP will be the most recently disclosed per share value as determined in accordance with the Company’s valuation policy. No sales commissions or dealer manager fees will be paid on shares sold under the DRIP. The Company’s board of directors may terminate or amend the DRIP at the Company’s discretion at any time upon 10 days prior written notice to the stockholders. During the years ended December 31, 2012 and 2011, approximately 17.8 million shares and approximately 11.6 million shares were purchased under the DRIP for $169.1 million and $110.1 million, respectively, which were recorded as redeemable common stock on the consolidated balance sheets, net of redemptions paid of $68.6 million and $41.9 million, respectively. The Company will continue to issue shares of common stock under the DRIP Offering until such time as the Company’s shares are listed on a national securities exchange or the DRIP Offering is otherwise terminated by the Company’s board of directors.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Share Redemption Program
The Company’s share redemption program permits its stockholders to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.
There are several restrictions on a stockholder’s ability to sell their shares to the Company under the program. The stockholders generally have to hold their shares for one year in order to participate in the program; however, the Company may waive the one year holding period in the event of the death or bankruptcy of a stockholder. In addition, the Company will limit the number of shares redeemed pursuant to the Company’s share redemption program as follows: (1) the redemptions are limited to 5% of the weighted average number of shares outstanding during the trailing twelve months prior to the end of the fiscal quarter for which redemptions are being paid (the “Trailing Twelve-month Cap”) (provided, however, that while shares subject to a redemption requested upon death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, such shares will not be subject to the Trailing Twelve-month Cap); and (2) funding for the redemption of shares will be limited to the net proceeds the Company receives from the sale of shares under the DRIP. In an effort to accommodate redemption requests throughout the calendar year, the Company limits quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing twelve-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds the Company receives from the sale of shares in the respective quarter under the DRIP (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, such shares will not be subject to the quarterly percentage caps); however, the Company’s board of directors may waive these quarterly limitations in its sole discretion, subject to the Trailing Twelve-month Cap. During the term of the Offering and until such time as the Company’s board of directors determines a reasonable estimate of the value of the Company’s shares, the redemption price per share (other than for shares purchased pursuant to the DRIP) will depend on the length of time the stockholder has held such shares as follows: after one year from the purchase date—95% of the amount the stockholder paid for each share; after two years from the purchase date—97.5% of the amount the stockholder paid for each share; after three years from the purchase date—100% of the amount the stockholder paid for each share. During this time period, the redemption price for shares purchased pursuant to the DRIP will be the amount paid for such shares.
Upon receipt of a request for redemption, the Company may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company’s share redemption program provides that repurchases will be made no later than the end of the month following the end of each fiscal quarter. If the Company cannot purchase all shares presented for redemption in any fiscal quarter, it will give priority to the redemption of deceased stockholders’ shares. The Company next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time the Company receives the request, in order to reduce the expense of maintaining small accounts. Thereafter, the Company will honor the remaining redemption requests on a pro rata basis. The Company’s board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to the stockholders. During the years ended December 31, 2012 and 2011, the Company redeemed approximately 7.0 million and approximately 4.3 million shares under the share redemption program for $68.6 million and $41.9 million, respectively.
NOTE 18 — INCOME TAXES
For federal income tax purposes, distributions to stockholders are characterized as ordinary dividends, capital gain distributions, or nontaxable distributions. Nontaxable distributions will reduce U.S. stockholders’ basis (but not below zero) in their shares. The following table shows the character of distributions the Company paid on a percentage basis during the years ended December 31, 2012, 2011 and 2010.

	Year Ended December 31,
Character of Distributions (unaudited):	2012	2011	2010
Ordinary dividends	52%	61%	55%
Capital gain distributions	15%	—%	—%
Nontaxable distributions	33%	39%	45%
Total	100%	100%	100%
As of December 31, 2012, the tax basis carrying value of the Company’s land and depreciable real estate assets was $6.7 billion. During the years ended December 31, 2012, 2011 and 2010, the Company incurred state and local income and franchise taxes of $1.8 million, $1.3 million and $780,000, respectively, which were recorded in general and administrative expenses on the consolidated statements of operations.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

NOTE 19 — OPERATING LEASES
The Company’s properties are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. As of December 31, 2012, the weighted average remaining lease term, including the Consolidated Joint Ventures’ leases, was 12.7 years.
The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, excluding the operating leases related to the Held for Sale Properties, as of December 31, 2012 is as follows (in thousands):

Year Ending December 31,	Amount
2013	$560,733
2014	554,263
2015	549,491
2016	535,888
2017	523,321
Thereafter	4,411,626
Total	$7,135,322
NOTE 20 — QUARTERLY RESULTS (UNAUDITED)
Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2012 and 2011 (in thousands, except for per share amounts). In the opinion of management, the information for the interim periods presented includes all adjustments which are of a normal and recurring nature, necessary to present a fair presentation of the results for each period. In addition, the Company has adjusted the information for discontinued operations.

	2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$114,175	$132,591	$143,529	$152,647
Operating income	$41,205	$49,216	$59,768	$58,695
Net income	$35,950	$23,090	$18,570	$125,828	(2)
Net income attributable to the Company	$35,937	$23,223	$18,567	$125,611	(2)
Basic and diluted net income per common share (1)	$0.08	$0.05	$0.04	$0.27
Basic and diluted net income attributable to the Company per common share (1)	$0.08	$0.05	$0.04	$0.27
Distributions declared per common share	$0.16	$0.16	$0.16	$0.16
________________
(1) Based on the weighted average number of shares outstanding as of December 31, 2012.
(2) Net income for the fourth quarter of 2012 includes a gain on sale of marketable securities of $12.5 million and a gain on sale of real estate of $108.5 million.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

	2011
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$61,312	$70,944	$86,912	$104,812
Operating income	$23,750	$23,724	$19,560	$41,833
Net income	$14,548	$10,491	$1,282	$19,450
Net income attributable to the Company	$14,260	$10,480	$1,271	$19,285
Basic and diluted net income per common share (1)	$0.05	$0.03	$0.00	$0.07
Basic and diluted net income attributable to the Company per common share (1)	$0.05	$0.03	$0.00	$0.07
Distributions declared per common share	$0.16	$0.16	$0.16	$0.17
________________
(1) Based on the weighted average number of shares outstanding as of December 31, 2011.
NOTE 21 — SUBSEQUENT EVENTS
Issuance of Shares of Common Stock in the DRIP Offering
The Company continues to issue shares of common stock under the DRIP Offering. As of March 26, 2013, the Company had issued, approximately 17.0 million shares pursuant to the DRIP Offering, resulting in gross proceeds to the Company of $161.8 million.
Redemption of Shares of Common Stock
Subsequent to December 31, 2012, the Company redeemed approximately 2.8 million shares for $27.8 million at an average price per share of $9.80.
Entry into the Merger Agreement
Subsequent to December 31, 2012, the Company entered into the Merger Agreement, as discussed in Note 2 to these consolidated financial statements.
Entry into Employment Agreements with Key Personnel
Subsequent to December 31, 2012, we, along with CCPT III OP, entered into employment agreements with each of Christopher H. Cole and Marc T. Nemer, to become effective as of the date of consummation of the Merger. The amounts to be paid pursuant to the employment agreements are for future services to be rendered to the Company and are not part of the Merger consideration. Under Mr. Cole’s employment agreement, upon the consummation of the Merger, Mr. Cole, the current chairman of the Board and chief executive officer and president of the Company, will serve as executive chairman of the Board, reporting to the Board, and will no longer serve as the chief executive officer and president of the Company. Under Mr. Nemer’s employment agreement, upon the consummation of the Merger, Mr. Nemer, a current director of the Company, will continue to be a director and will assume the positions of chief executive officer and president of the Company. The employment agreements provide the executives with compensation for their services rendered after the consummation of the Merger and provide incentives to reward outstanding future performance. The term of each employment agreement ends on December 31, 2016 and will be automatically renewed for annual terms thereafter unless earlier terminated by the Company or the executive.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Legal Proceedings
In connection with the Merger, on March 20, 2013, a putative class action and derivative lawsuit was filed in the Circuit Court for Baltimore City, Maryland against and purportedly on behalf of the Company captioned Strub, et al. v. Cole Holdings Corporation, et al. (“Strub”). The complaint names as defendants Holdings; CR III Advisors; Merger Sub; Cole Capital Advisors, Inc., Equity Fund Advisors, Inc. (an affiliate of Holdings), Cole Capital, and Cole Realty Advisors, Inc. (together, “Cole Holding Entities”); each of the directors of the Company; and the Company. Strub alleges that the defendants breached their fiduciary duties and duties of loyalty, candor and due care by causing the Company to enter into the Merger Agreement, failing to implement appropriate measures to ensure that the Company’s relationship with CR III Advisors did not become a vehicle for wrongful self-dealing, failing to consider and explore strategic alternatives to the Merger, failing to seek stockholder approval for the Merger, and by engaging in self-interested and otherwise conflicted actions. It also alleges that the Merger Sub and Cole Holdings Entities aided and abetted those breaches of fiduciary duty, and that Messrs. Cole and Nemer will be unjustly enriched by and following the Merger. Strub seeks a declaration that the conduct of the defendants is a breach of fiduciary duty or aiding and abetting such breaches and that the Merger Agreement is null and void; an order requiring stockholder approval of any acquisition of CR III Advisors or any Cole Holdings Entities; awarding damages and restitution, and disgorgement by each director; an award of plaintiffs’ reasonable attorneys’ fees, expert fees, interest, and cost of suit, and other relief. On March 28, 2013, Strub sought an injunction against the Merger closing until stockholder approval is obtained. The defendants intend to oppose that application.
In addition, on March 25, 2013, a putative class action lawsuit was filed in the Circuit Court for Baltimore City, Maryland captioned Rodgers v. Cole Credit Property Trust III, et al. (“Rodgers”). This complaint names as defendants the Company; Cole REIT III Operating Partnership, LP (“CCPT III OP”); CR III Advisors; Merger Sub; and each of the Company’s directors. Rodgers alleges that the Company’s directors breached their fiduciary duties by entering into the Merger Agreement, failing to provide transparency and a stockholder vote, structuring the transaction to prevent other potential buyers from buying the Company, and failing to disclose to stockholders a third party’s interest in acquiring the Company. It also alleges that CR III Advisors breached its fiduciary duty by ignoring and failing to disclose a third party offer; and that the Company, CCPT III OP, Merger Sub, and the directors aided and abetted the alleged breach of fiduciary duty by CR III Advisors. Rodgers seeks a declaration that the defendants have committed a gross abuse of trust and have breached and/or aided and abetted breach of fiduciary duties; that the Merger is therefore unlawful and unenforceable, and that the Merger and any related agreements should be rescinded and invalidated; declaring that the Merger and Merger Agreement should be rescinded and parties restored to their original position; imposing a constructive trust in favor of the plaintiff and class on any benefits, property or value improperly received by, traceable to, or in possession of defendants as a result of wrongful conduct; enjoining defendants from consummating the Merger until the Company has a process to obtain a merger agreement providing best possible terms to stockholders; rescinding the Merger to the extent implemented or granting rescissory damages; directing the directors to account to plaintiff and class for damages as a result of their wrongdoing; awarding compensatory damages and interest; awarding costs, including reasonable attorneys’ and experts’ fees; and granting further equitable relief that is deemed just and proper.
The outcome of these matters cannot be predicted at this time and no provisions for losses, if any, have been recorded in the accompanying consolidated financial statements.
Unsolicited Proposal
On March 19, 2013, the Company’s board of directors received an unsolicited proposal from American Realty Capital Properties, Inc. (“ARCP”) to acquire the Company for a combination of cash and shares of ARCP common stock. The special committee of the Company’s board of directors, which consists of all of the independent directors of the Company (the “Special Committee”), reviewed the unsolicited proposal from ARCP and determined that the proposed sale to ARCP would not be in the best interests of the Company and its stockholders. Further, the Special Committee affirmed its commitment to the Merger.
On March 27, 2013, the Company’s board of directors received a revised unsolicited proposal from ARCP to acquire the Company after the Merger, for a combination of cash and shares of ARCP common stock. The Special Committee is currently reviewing the revised proposal from ARCP.

COLE CREDIT PROPERTY TRUST III, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

Investment in Real Estate and Related Assets
Subsequent to December 31, 2012, the Company acquired a 100% interest in nine commercial real estate properties for an aggregate purchase price of $25.3 million. The acquisitions were funded with net proceeds from the DRIP Offering and the sale of properties and other investments. The Company has not completed its initial purchase price allocations with respect to these properties and therefore cannot provide similar disclosures to those included in Note 5 to these consolidated financial statements for these properties.
Property Dispositions
Subsequent to December 31, 2012, the Company sold the Held for Sale Properties discussed in Note 9 to these consolidated financial statements for an aggregate sales price of $21.3 million, exclusive of closing costs. In addition, the Company sold eight additional properties for an aggregate sales price of $34.0 million, exclusive of closing costs. The purchase price of each property sold subsequent to December 31, 2012 was greater than the respective book value of each property. As of December 31, 2012 the potential buyers of these eight properties either had not been identified or there had not been a binding purchase and sale agreement entered into for the sale of these properties. Therefore, the Company believes that the sale of these properties was not considered to be probable, as such, the requirements under GAAP to treat the properties as held for sale were not met as of December 31, 2012.
Notes Payable and Other Borrowings
Subsequent to December 31, 2012, the Company entered into a loan agreement for $74.3 million secured by a commercial property with a purchase price of $135.0 million. In addition, the Company repaid $13.2 million of debt outstanding and $160.0 million under the Credit Facility. As of March 26, 2013, the Company had $23.1 million outstanding under the construction facilities and $607.8 million outstanding under the Credit Facility.

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Real Estate Held for Investment the Company has Invested in Under Operating Leases
Aaron Rents
Auburndale, FL	$2,647	$1,224	$3,478	$1,273	$5,975	$307	3/31/2010	2009
Battle Creek, MI	407	228	485	—	713	49	6/18/2009	1956
Benton Harbor, MI	401	261	385	—	646	39	6/30/2009	1973
Bloomsburg, PA	400	152	770	—	922	66	3/31/2010	2009
Bowling Green, OH	564	154	805	—	959	66	3/31/2010	2009
Charlotte, NC	579	279	714	—	993	54	3/31/2010	1994
Chattanooga, TN	490	587	384	—	971	37	6/18/2009	1989
Columbia, SC	556	549	473	—	1,022	46	6/18/2009	1977
Copperas Cove, TX	668	304	964	—	1,268	90	6/30/2009	2007
El Dorado, AR	356	208	456	—	664	43	6/30/2009	2000
Haltom City, TX	752	258	1,185	—	1,443	107	6/30/2009	2008
Humble, TX	663	430	734	—	1,164	69	5/29/2009	2008
Indianapolis, IN	436	170	654	—	824	64	5/29/2009	1998
Kennett, MO	319	165	406	—	571	31	3/31/2010	1999
Kent, OH	614	356	1,138	—	1,494	116	3/31/2010	1999
Killeen , TX	1,558	608	2,241	—	2,849	213	6/18/2009	1981
Kingsville, TX	599	369	770	—	1,139	56	3/31/2010	2009
Lafayette, IN	550	249	735	—	984	54	3/31/2010	1990
Livingston, TX	645	131	1,052	—	1,183	96	6/18/2009	2008
Magnolia, MS	1,473	209	2,393	—	2,602	208	3/31/2010	2000
Mansura, LA	254	54	417	(10)	461	39	6/18/2009	2000
Marion, SC	319	82	484	—	566	35	3/31/2010	1998
Meadville, PA	512	168	841	—	1,009	91	5/29/2009	1994
Mexia, TX	490	114	813	—	927	76	5/29/2009	2007
Minden, LA	645	252	831	—	1,083	78	5/29/2009	2008
Mission, TX	549	347	694	—	1,041	51	3/31/2010	2009
North Olmsted, OH	449	151	535	—	686	46	3/31/2010	1960
Odessa, TX	356	67	567	—	634	53	5/29/2009	2006
Oneonta, AL	614	218	792	—	1,010	66	3/31/2010	2008
Oxford , AL	356	263	389	—	652	37	5/29/2009	1989
Pasadena, TX	659	377	787	—	1,164	72	6/18/2009	2009
Pensacola, FL	347	263	423	—	686	43	6/30/2009	1979
Port Lavaca, TX	534	128	894	—	1,022	81	6/30/2009	2007
Redford, MI	434	215	477	—	692	42	3/31/2010	1972
Richmond, VA	774	419	1,032	—	1,451	94	6/30/2009	1988
Shawnee, OK	588	428	634	—	1,062	60	5/29/2009	2008
Springdale, AR	624	500	655	—	1,155	50	3/31/2010	2009
Statesboro, GA	579	311	734	—	1,045	67	6/18/2009	2008
Texas City, TX	895	294	1,311	—	1,605	115	8/31/2009	1991
Valley, AL	409	139	569	—	708	48	3/31/2010	2009
Academy Sports
Austin, TX	5,044	3,699	4,930	—	8,629	305	8/26/2010	1988
Bossier City, LA	3,806	1,920	5,410	—	7,330	495	6/19/2009	2008
Fort Worth, TX	3,414	1,871	4,117	—	5,988	377	6/19/2009	2009
Killeen, TX	3,320	1,227	4,716	—	5,943	340	4/29/2010	2009
Laredo, TX	3,961	2,133	4,839	—	6,972	440	6/19/2009	2008
Montgomery, AL	(f)	1,290	5,644	—	6,934	526	6/19/2009	2009
Advanced Auto
Appleton, WI	(f)	393	904	—	1,297	55	9/30/2010	2007
Bedford, IN	760	71	1,056	—	1,127	55	1/4/2011	2007
Bethel, OH	730	276	889	—	1,165	58	12/22/2010	2008

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Advanced Auto (continued)
Bonita Springs, FL	$1,561	$1,094	$1,134	$—	$2,228	$69	9/22/2010	2007
Brownstown, MI	(f)	771	924	—	1,695	33	9/23/2011	2008
Candler, NC	—	343	1,007	—	1,350	8	9/28/2012	2012
Canton, OH	660	343	870	—	1,213	65	3/31/2010	2007
Charlotte, NC	(f)	395	749	—	1,144	32	5/12/2011	2001
Crestwood, KY	1,030	374	1,015	—	1,389	55	12/22/2010	2009
Dayton, OH	—	605	918	—	1,523	15	6/21/2012	2007
Deer Park, TX	739	219	1,131	—	1,350	87	12/16/2009	2008
Delaware, OH	730	467	906	—	1,373	72	3/31/2010	2008
Florence, KY	—	599	966	—	1,565	16	6/21/2012	2008
Frankfort, KY	(f)	660	786	—	1,446	13	5/15/2012	2007
Franklin, IN	738	384	918	—	1,302	57	8/12/2010	2010
Georgetown, KY	—	511	892	—	1,403	15	5/15/2012	2007
Grand Rapids, MI	657	344	656	—	1,000	42	8/12/2010	2008
Hillview, KY	740	302	889	—	1,191	48	12/22/2010	2009
Holland, OH	668	126	1,050	—	1,176	77	3/31/2010	2008
Houston (Aldine), TX	690	190	1,072	—	1,262	83	12/16/2009	2006
Houston (Imperial), TX	623	139	995	—	1,134	77	12/16/2009	2008
Houston (Wallisville), TX	757	140	1,245	—	1,385	96	12/16/2009	2008
Howell, MI	830	639	833	—	1,472	47	12/20/2010	2008
Humble, TX	757	292	1,086	—	1,378	84	12/16/2009	2007
Huntsville, TX	619	134	1,046	—	1,180	81	12/16/2009	2008
Janesville, WI	939	277	1,209	—	1,486	73	9/30/2010	2007
Kingwood, TX	743	183	1,183	—	1,366	91	12/16/2009	2009
Lehigh Acres, FL	1,425	582	1,441	—	2,023	77	12/21/2010	2008
Lubbock, TX	579	88	1,012	—	1,100	78	12/16/2009	2008
Massillon, OH	(f)	270	1,210	—	1,480	50	6/21/2011	2007
Milwaukee, WI	(f)	507	1,107	—	1,614	45	6/10/2011	2008
Mishawaka, IN	—	510	1,009	—	1,519	14	6/21/2012	2007
Monroe, MI	(f)	599	846	—	1,445	36	6/21/2011	2007
Richmond, IN	—	365	1,379	—	1,744	21	6/21/2012	2006
Rock Hill, SC	(f)	345	589	—	934	24	5/12/2011	1995
Romulus, MI	(f)	537	1,021	—	1,558	37	9/23/2011	2007
Salem, OH	660	254	869	—	1,123	47	12/20/2010	2009
Sapulpa, OK	704	360	893	—	1,253	54	8/3/2010	2007
South Lyon, MI	(f)	569	898	—	1,467	38	6/21/2011	2008
Spring, TX	—	409	1,143	—	1,552	17	6/21/2012	2007
Sylvania, OH	639	115	983	—	1,098	70	4/28/2010	2009
Twinsburg, OH	639	355	770	—	1,125	57	3/31/2010	2008
Vermillion, OH	(f)	270	722	—	992	30	6/21/2011	2006
Washington Township, MI	(f)	779	1,012	—	1,791	36	9/23/2011	2008
Webster, TX	757	293	1,089	—	1,382	84	12/16/2009	2008
AGCO Corporation
Duluth, GA	8,600	2,785	12,570	9	15,364	427	12/21/2011	1998
Albertson’s
Abilene, TX	3,981	1,085	4,871	—	5,956	276	10/26/2010	2010
Albuquerque (Academy), NM	4,500	2,257	5,204	—	7,461	353	10/26/2010	1997
Albuquerque (Lomas), NM	4,410	2,960	4,409	—	7,369	314	10/26/2010	2003
Alexandria, LA	4,110	1,428	5,066	—	6,494	287	10/26/2010	2000
Arlington, TX	4,206	984	5,732	—	6,716	325	10/26/2010	2002

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Albertson’s (continued)
Baton Rouge (Airline), LA	$5,425	$2,200	$6,003	$—	$8,203	$340	10/26/2010	2004
Baton Rouge (College), LA	3,931	1,733	4,615	—	6,348	262	10/26/2010	2002
Baton Rouge (George), LA	4,731	2,023	5,273	—	7,296	300	10/26/2010	2003
Bossier City, LA	3,599	2,006	4,000	—	6,006	228	10/26/2010	2000
Clovis, NM	3,927	757	3,625	—	4,382	252	10/26/2010	2010
Denver, CO	3,840	1,858	5,253	—	7,111	296	10/26/2010	2002
Durango, CO	3,770	4,549	2,276	—	6,825	131	10/26/2010	1993
El Paso, TX	4,438	1,341	4,206	—	5,547	238	10/26/2010	2009
Farmington, NM	2,566	1,237	3,136	—	4,373	233	10/26/2010	2002
Fort Collins, CO	4,328	1,362	6,186	—	7,548	348	10/26/2010	2009
Fort Worth (Beach), TX	4,740	2,097	5,299	—	7,396	299	10/26/2010	2009
Fort Worth (Clifford), TX	3,149	1,187	4,089	—	5,276	232	10/26/2010	2002
Fort Worth (Oakmont), TX	3,553	1,859	4,200	—	6,059	239	10/26/2010	2000
Fort Worth (Sycamore), TX	3,840	962	5,174	—	6,136	293	10/26/2010	2010
Lafayette, LA	5,380	1,676	6,442	—	8,118	365	10/26/2010	2002
Lake Havasu City, AZ	3,552	1,037	5,361	—	6,398	311	10/26/2010	2003
Las Cruces, NM	(f)	1,567	5,581	—	7,148	323	1/28/2011	1997
Los Lunas, NM	4,083	1,236	4,976	—	6,212	333	10/26/2010	2003
Mesa, AZ	3,034	1,739	3,748	—	5,487	228	9/29/2010	1997
Midland, TX	5,640	1,470	5,129	—	6,599	293	10/26/2010	2000
Odessa, TX	5,080	1,201	4,425	—	5,626	253	10/26/2010	2008
Phoenix, AZ	3,500	2,241	4,086	—	6,327	249	9/29/2010	1998
Scottsdale, AZ	5,672	2,932	7,046	—	9,978	407	10/26/2010	2002
Silver City, NM	3,560	647	3,987	—	4,634	267	10/26/2010	1995
Tucson (Grant), AZ	2,721	1,464	3,456	—	4,920	203	10/26/2010	1994
Tucson (Silverbell), AZ	5,430	2,649	7,001	—	9,650	419	9/29/2010	2000
Weatherford, TX	3,934	1,686	4,836	—	6,522	274	10/26/2010	2001
Yuma, AZ	4,395	1,320	6,597	—	7,917	379	10/26/2010	2004
Amazon
Charleston, TN	38,500	2,265	44,536	—	46,801	846	4/30/2012	2011
Chattanooga, TN	40,800	1,768	46,969	—	48,737	893	4/30/2012	2011
West Columbia, SC	41,900	3,062	47,338	—	50,400	900	4/30/2012	2012
Applebee’s
Adrian, MI	(f)	312	1,537	—	1,849	87	10/13/2010	1995
Bartlett, TN	(f)	674	874	—	1,548	50	10/13/2010	1990
Chambersburg, PA	(f)	709	983	—	1,692	56	10/13/2010	1995
Elizabeth City, NC	(f)	392	1,282	—	1,674	91	3/31/2010	1997
Farmington, MO	(f)	360	1,483	—	1,843	105	3/31/2010	1999
Horn Lake, MS	(f)	646	813	—	1,459	46	10/13/2010	1994
Joplin, MO	(f)	578	1,290	—	1,868	92	3/31/2010	1994
Kalamazoo, MI	(f)	562	1,288	—	1,850	73	10/13/2010	1994
Lufkin, TX	(f)	617	1,106	—	1,723	63	10/13/2010	1998
Madisonville, KY	(f)	521	1,166	—	1,687	83	3/31/2010	1997
Marion, IL	(f)	429	1,165	—	1,594	83	3/31/2010	1998
Memphis, TN	(f)	779	1,112	—	1,891	79	3/31/2010	1999
Norton, VA	(f)	530	928	—	1,458	52	10/13/2010	2006
Owatonna, MN	(f)	590	1,439	—	2,029	82	10/13/2010	1996
Rolla, MO	(f)	569	1,370	—	1,939	97	3/31/2010	1997
Swansea, IL	(f)	559	1,036	—	1,595	59	10/13/2010	1998

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Applebee’s (continued)
Tyler, TX	$ (f)	$852	$1,418	$—	$2,270	$81	10/13/2010	1993
Vincennes, IN	(f)	383	1,248	—	1,631	89	3/31/2010	1995
West Memphis, AR	(f)	518	829	—	1,347	47	10/13/2010	2006
Wytheville, VA	(f)	419	959	—	1,378	55	10/13/2010	1997
Apollo Group
Phoenix, AZ	79,000	13,270	123,533	—	136,803	5,779	3/24/2011	2008
AT&T
Dallas, TX	17,350	887	24,073	—	24,960	2,234	5/28/2010	2001
Atascocita Commons
Humble, TX	28,250	13,051	39,287	(7)	52,331	2,663	6/29/2010	2008
Autozone
Blanchester, OH	535	160	755	—	915	57	6/9/2010	2008
Hamilton, OH	814	610	760	—	1,370	58	6/9/2010	2008
Hartville, OH	614	111	951	—	1,062	68	7/14/2010	2007
Hernando, MS	—	111	712	—	823	10	6/11/2012	2003
Mount Orab, OH	679	306	833	—	1,139	62	6/9/2010	2009
Nashville, TN	861	441	979	—	1,420	66	6/9/2010	2009
Pearl River, LA	719	193	1,046	—	1,239	68	6/30/2010	2007
Rapid City, SD	571	365	839	—	1,204	58	6/30/2010	2008
Trenton, OH	504	288	598	—	886	45	6/9/2010	2008
Banner Life
Urbana, MD	19,600	3,730	29,863	—	33,593	1,364	6/2/2011	2011
Belleview Plaza
Pensacola, FL	4,145	1,033	6,039	237	7,309	183	12/13/2011	2009
Benihana
Alpharetta, GA	—	625	1,033	—	1,658	10	8/21/2012	2003
Anchorage, AK	—	1,399	1,921	—	3,320	19	8/21/2012	1998
Dallas, TX	—	3,049	661	—	3,710	7	8/21/2012	1975
Farmington Hills, MI	—	1,413	2,699	—	4,112	27	8/21/2012	2012
Maple Grove, MN	—	1,279	2,419	—	3,698	23	8/21/2012	2006
North Bay Village, FL	—	2,763	1,015	—	3,778	10	8/21/2012	1972
Schaumburg, IL	—	1,876	1,275	—	3,151	15	8/21/2012	1992
Stuart, FL	—	2,059	1,227	—	3,286	12	8/21/2012	1976
Wheeling, IL	—	776	805	—	1,581	9	8/21/2012	2001
Best Buy
Bourbannais, IL	(f)	1,181	3,809	—	4,990	380	8/31/2009	1991
Coral Springs, FL	3,400	2,654	2,959	—	5,613	278	8/31/2009	1993
Indianapolis, IN	(f)	808	3,468	—	4,276	139	7/20/2011	2009
Kenosha, WI	(f)	1,470	4,518	—	5,988	176	7/12/2011	2008
Lakewood , CO	—	2,318	4,603	—	6,921	422	8/31/2009	1990
Marquette, MI	(f)	561	3,732	(2)	4,291	210	2/16/2011	2010
Montgomery, AL	3,148	986	4,116	—	5,102	285	7/6/2010	2003
Norton Shores, MI	(f)	1,323	3,489	—	4,812	166	3/30/2011	2001
Pineville, NC	5,296	1,611	6,003	—	7,614	339	12/28/2010	2003
Richmond, IN	(f)	359	3,644	—	4,003	138	7/27/2011	2011
Southaven, MS	(f)	1,258	2,901	—	4,159	108	9/26/2011	2007
Big O Tires
Phoenix, AZ	782	554	731	—	1,285	42	10/20/2010	2010
Bi-Lo Grocery
Greenwood, SC	(f)	189	3,288	—	3,477	144	5/3/2011	1999
Mt. Pleasant, SC	(f)	2,374	5,441	—	7,815	234	5/3/2011	2003

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
BJ’s Wholesale Club
Auburn, ME	(f)	$4,419	$8,603	$—	$13,022	$397	9/30/2011	1995
Boynton Beach, FL	(f)	6,320	9,164	—	15,484	320	9/30/2011	2001
California (Lexington Park), MD	(f)	5,347	10,404	—	15,751	352	9/30/2011	2003
Deptford, NJ	11,004	1,764	13,244	—	15,008	476	9/30/2011	1995
Greenfield, MA	8,416	2,796	9,060	—	11,856	390	9/30/2011	1997
Jacksonville, FL	(f)	4,840	13,342	—	18,182	468	9/30/2011	2003
Lancaster, PA	13,621	3,586	14,934	—	18,520	536	9/30/2011	1986
Leominster, MA	(f)	5,227	13,147	—	18,374	572	9/30/2011	1993
Pembroke Pines, FL	8,446	5,162	7,122	—	12,284	251	9/30/2011	1997
Portsmouth, NH	(f)	6,980	13,264	—	20,244	613	9/30/2011	1993
Westminster, MD	13,978	5,712	13,238	—	18,950	484	9/30/2011	2001
Uxbridge (DC), MA	12,645	2,778	24,514	—	27,292	937	9/30/2011	2006
Bonefish
Gainesville, VA	(f)	1,234	1,491	—	2,725	30	3/14/2012	2004
Independence, OH	(f)	932	1,865	—	2,797	38	3/14/2012	2006
Lakeland, FL	(f)	767	1,484	—	2,251	30	3/14/2012	2003
Breakfast Pointe
Panama Beach City, FL	8,050	2,938	11,444	104	14,486	669	11/18/2010	2009
California Pizza Kitchen
Alpharetta, GA	(f)	1,322	2,224	—	3,546	85	7/7/2011	1994
Atlanta, GA	(f)	1,691	1,658	—	3,349	63	7/7/2011	1993
Grapevine, TX	(f)	1,271	1,742	—	3,013	66	7/7/2011	1994
Schaumburg, IL	(f)	1,283	2,175	—	3,458	82	7/7/2011	1995
Scottsdale, AZ	(f)	1,555	1,529	—	3,084	58	7/7/2011	1994
Camp Creek Marketplace
East Point, GA	42,000	5,907	63,695	463	70,065	3,005	5/13/2011	2003
Caremark Towers
Glenview, IL	25,155	3,357	32,822	170	36,349	1,324	11/3/2011	1980
Cargill
Blair, NE	2,515	263	4,160	—	4,423	321	3/17/2010	2009
Carmax
Austin, TX	9,900	3,268	15,016	—	18,284	899	8/25/2010	2004
Henderson, NV	(f)	3,092	12,994	—	16,086	473	9/21/2011	2002
Carraba’s
Bowie, MD	(f)	1,664	1,673	—	3,337	34	3/14/2012	2003
Brooklyn, OH	(f)	1,002	1,686	—	2,688	34	3/14/2012	2002
Columbia, SC	(f)	1,257	1,482	—	2,739	30	3/14/2012	2000
Duluth, GA	(f)	1,290	1,884	—	3,174	38	3/14/2012	2004
Johnson City, TN	(f)	1,292	1,782	—	3,074	36	3/14/2012	2003
Louisville, CO	(f)	797	1,218	—	2,015	25	3/14/2012	2000
Scottsdale, AZ	(f)	953	1,002	—	1,955	20	3/14/2012	2000
Tampa, FL	(f)	1,795	1,366	—	3,161	28	3/14/2012	1994
Washington Township, OH	(f)	881	1,529	—	2,410	31	3/14/2012	2001
Century Town Center
Vero Beach, FL	8,130	4,142	8,549	309	13,000	399	6/9/2011	2008
Children’s Courtyard
Grand Prairie, TX	(f)	225	727	—	952	38	12/15/2010	1999
Childtime Childcare
Bedford, OH	(f)	77	549	—	626	30	12/15/2010	1979
Modesto (Floyd), CA	(f)	265	685	—	950	41	12/15/2010	1988
Oklahoma City (Rockwell), OK	(f)	56	562	—	618	30	12/15/2010	1986

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Childtime Childcare (continued)
Oklahoma City (Western), OK	$ (f)	$77	$561	$—	$638	$30	12/15/2010	1985
Chili’s
Flanders, NJ	1,508	624	1,472	—	2,096	95	6/30/2010	2003
Cigna
Phoenix, AZ	—	5,359	15,568	—	20,927	20	12/19/2012	2012
Plano, TX	31,400	7,782	38,237	—	46,019	3,402	2/24/2010	2009
Cleveland Town Center
Cleveland, TN	—	1,623	14,831	—	16,454	455	12/20/2011	2008
CompUSA
Arlington, TX	1,770	1,215	1,426	65	2,706	116	10/18/2010	1992
ConAgra Foods
Milton, PA	16,245	3,404	22,867	209	26,480	947	6/14/2011	1991
Cost Plus
La Quinta, CA	—	1,073	3,590	—	4,663	4	12/31/2012	2007
Cracker Barrel
Abilene, TX	—	1,110	1,666	—	2,776	185	6/30/2009	2005
Bristol, VA	—	578	1,643	—	2,221	182	6/30/2009	2006
Columbus, GA	—	1,002	1,535	—	2,537	168	7/15/2009	2003
Fort Mill, SC	—	969	1,615	—	2,584	178	6/30/2009	2006
Greensboro, NC	—	1,127	1,473	—	2,600	164	6/30/2009	2005
Piedmont, SC	—	1,218	1,672	—	2,890	185	6/30/2009	2005
Rocky Mount, SC	—	920	1,433	—	2,353	161	6/30/2009	2006
San Antonio, TX	—	1,129	1,687	—	2,816	186	6/30/2009	2005
Sherman, TX	—	1,217	1,579	—	2,796	172	6/30/2009	2007
Waynesboro, VA	—	1,072	1,608	—	2,680	177	6/30/2009	2004
Crossroads Marketplace
Warner Robbins, GA	(f)	2,128	8,517	20	10,665	264	12/20/2011	2008
CSAA
Oklahoma City, OK	(f)	2,861	23,059	—	25,920	1,631	11/15/2010	2009
CVS
Anderson, SC	1,166	618	1,231	—	1,849	23	4/26/2012	1998
Athens, GA	(f)	1,907	3,234	—	5,141	170	12/14/2010	2009
Auburndale, FL	1,565	1,152	1,641	—	2,793	89	11/1/2010	1999
Bellevue, OH	1,011	175	1,777	—	1,952	51	11/4/2011	1998
Boca Raton, FL	2,625	—	2,862	—	2,862	150	12/14/2010	2009
Brownsville, TX	(f)	1,156	3,114	—	4,270	165	12/14/2010	2009
Cayce, SC	(f)	1,639	2,548	—	4,187	134	12/14/2010	2009
Charlotte, NC	(f)	1,147	1,660	—	2,807	74	4/26/2011	2008
Cherry Hill, NJ	(f)	6,236	—	—	6,236	—	10/13/2011	(g)
Chicago (W. 103rd St), IL	(f)	980	5,670	—	6,650	185	9/16/2011	2009
City of Industry, CA	2,500	—	3,270	—	3,270	171	12/14/2010	2009
Dolton, IL	(f)	528	4,484	—	5,012	175	7/8/2011	2008
Dover, DE	2,046	3,678	—	—	3,678	—	1/7/2011	(g)
Eden, NC	—	830	1,277	—	2,107	24	4/26/2012	1998
Edinburg, TX	2,003	1,133	2,327	—	3,460	202	8/13/2009	2008
Edison, NJ	(f)	3,159	—	—	3,159	—	4/13/2011	(g)
Evansville, IN	1,850	355	2,255	—	2,610	85	7/11/2011	2000
Fredericksburg, VA	—	1,936	3,737	—	5,673	371	1/6/2009	2008
Ft. Myers, FL	3,025	2,412	2,586	—	4,998	168	6/18/2010	2009
Gainesville, TX	2,215	432	2,350	—	2,782	135	12/23/2010	2003
Greenville, SC	1,840	1,206	1,531	—	2,737	28	4/26/2012	1998

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
CVS (continued)
Gulf Breeze, FL	$1,079	$1,843	$—	$—	$1,843	$—	10/12/2010	(g)
Jacksonville, FL	3,715	2,552	3,441	—	5,993	180	12/14/2010	2009
Kernersville, NC	—	905	1,209	—	2,114	22	4/26/2012	1998
Lake Havasu City, AZ	(f)	1,438	3,780	—	5,218	126	9/16/2011	2008
Lake Wales, FL	1,625	1,173	1,715	—	2,888	92	11/1/2010	1999
Lawrence, KS	2,908	1,080	3,491	—	4,571	186	12/14/2010	2009
Lawrenceville, GA	2,940	2,387	2,117	—	4,504	91	7/8/2011	2008
Lawrenceville, NJ	5,170	3,531	4,387	—	7,918	230	12/14/2010	2009
Liberty, MO	—	1,506	2,508	—	4,014	219	8/13/2009	2009
Lynchburg, VA	1,748	723	2,122	—	2,845	134	10/12/2010	1999
Madison, NC	1,587	269	1,654	—	1,923	31	4/26/2012	1998
Madison Heights, VA	1,592	863	1,726	—	2,589	110	10/22/2010	1997
Meridianville, AL	1,990	1,021	2,454	—	3,475	189	12/30/2009	2008
Mineola, NY	2,280	—	3,166	—	3,166	166	12/14/2010	2008
Minneapolis, MN	(f)	260	4,447	—	4,707	250	12/14/2010	2009
Mishawaka, IN	2,258	422	3,469	(8)	3,883	201	9/8/2010	2006
Moonville, SC	1,163	757	1,024	—	1,781	19	4/26/2012	1998
Naples, FL	2,675	—	2,943	—	2,943	154	12/14/2010	2009
New Port Richey, FL	1,670	1,032	2,271	—	3,303	161	3/26/2010	2004
Noblesville, IN	—	1,084	2,684	—	3,768	233	8/13/2009	2009
Oak Forest, IL	—	1,235	2,731	—	3,966	236	8/13/2009	2009
Oklahoma City, OK	—	752	1,228	—	1,980	17	6/4/2012	1996
Phoenix, AZ	(f)	2,051	4,087	—	6,138	136	9/16/2011	2008
Ringgold, GA	1,948	961	2,418	—	3,379	159	8/31/2010	2007
Sherman, TX	(f)	935	2,646	—	3,581	105	6/10/2011	1999
Southaven (Goodman), MS	4,270	1,489	3,503	—	4,992	184	12/14/2010	2009
Southaven, MS	2,700	1,885	2,836	—	4,721	248	7/31/2009	2009
Sparks, NV	2,711	2,100	2,829	—	4,929	242	8/13/2009	2009
St. Augustine, FL	(f)	1,283	3,364	—	4,647	147	4/26/2011	2008
The Village, OK	3,425	1,039	2,472	—	3,511	127	12/14/2010	2009
Titusville, PA	(f)	849	1,499	—	2,348	43	11/4/2011	1998
Warren, OH	(f)	329	1,191	—	1,520	36	11/4/2011	1998
Weaverville, NC	3,098	1,559	3,365	—	4,924	199	9/30/2010	2009
CVS/Huntington Bank
Northville, MI	(f)	3,695	—	—	3,695	—	8/17/2011	(g)
Dahl’s Supermarket
Des Moines (Beaver), IA	(f)	373	2,825	—	3,198	128	6/15/2011	1985
Des Moines (Ingersoll), IA	(f)	1,968	7,786	—	9,754	318	6/15/2011	2011
Des Moines (Fleur), IA	(f)	453	1,685	—	2,138	77	6/15/2011	2002
Johnston, IA	(f)	1,948	5,548	—	7,496	231	6/15/2011	2000
Davita Dialysis
Augusta, GA	(f)	99	1,433	1	1,533	61	7/22/2011	2000
Casselberry, FL	(f)	313	1,556	1	1,870	50	12/9/2011	2007
Douglasville, GA	(f)	97	1,467	(1)	1,563	62	7/22/2011	2001
Ft. Wayne, IN	(f)	252	2,305	—	2,557	52	2/16/2012	2008
Grand Rapids, MI	(f)	123	1,372	—	1,495	79	4/19/2011	1997
Lawrenceville, NJ	(f)	518	2,217	—	2,735	48	3/23/2012	2009
Sanford, FL	(f)	426	2,015	—	2,441	66	12/19/2011	2005
Willow Grove, PA	(f)	273	2,575	—	2,848	92	10/28/2011	2010
Dell Perot
Lincoln, NE	(f)	1,607	17,059	—	18,666	1,173	11/15/2010	2009

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Del Monte Plaza
Reno, NV	$9,953	$3,429	$12,252	$49	$15,730	$365	11/2/2011	2011
Denver West Plaza
Lakewood , CO	(f)	2,369	9,847	—	12,216	410	7/22/2011	2002
Dick’s Sporting Goods
Charleston, SC	(f)	3,060	3,809	—	6,869	190	8/31/2011	2005
Fort Gratiot, MI	3,411	699	4,826	—	5,525	86	6/29/2012	2010
Jackson, TN	(f)	1,433	3,988	—	5,421	302	2/25/2011	2007
Diamond Crossing
Anchorage, AK	7,980	5,753	8,769	—	14,522	312	9/27/2011	2007
Dollar General
Cade, LA	—	178	945	—	1,123	1	12/18/2012	2012
Grambling, LA	—	509	718	—	1,227	2	11/30/2012	2012
Lake Charles, LA	—	351	716	—	1,067	2	11/30/2012	2012
Lakeland, FL	—	342	1,621	—	1,963	2	12/18/2012	2012
Lowell, OH	—	142	970	—	1,112	3	11/30/2012	2012
Lyerly, GA	—	230	781	—	1,011	3	11/30/2012	2012
Orange, TX	—	300	886	—	1,186	3	11/30/2012	2012
Phenix City, AL	—	255	721	—	976	3	11/30/2012	2012
Ponca City, OK	—	177	971	—	1,148	1	12/20/2012	2012
Tahlequah, OK	—	121	946	—	1,067	1	12/20/2012	2012
Vidor, TX	—	197	804	—	1,001	3	11/30/2012	2012
Wagoner, OK	—	23	954	—	977	1	12/20/2012	2012
Eastland Center
West Covina, CA	90,000	41,559	102,941	242	144,742	1,879	5/14/2012	1998
Encana Oil & Gas
Plano, TX	66,000	2,623	101,829	—	104,452	355	11/27/2012	2012
Emdeon
Nashville, TN	4,700	556	8,015	—	8,571	283	9/29/2011	2010
Evans Exchange
Evans, GA	6,730	2,761	7,996	—	10,757	517	6/10/2010	(g)
Experian
Schaumburg, IL	18,900	4,359	20,834	—	25,193	1,911	4/30/2010	1999
Fairlane Green
Allen Park, MI	24,000	14,975	27,109	165	42,249	855	2/22/2012	2005
Falcon Valley
Lenexa, KS	6,375	1,946	8,992	—	10,938	506	12/23/2010	2008
Family Dollar
Abbeville, LA	740	128	898	—	1,026	18	4/30/2012	2005
Alamogordo, NM	524	154	732	—	886	14	4/30/2012	2001
Alexandria, LA	458	136	548	—	684	11	4/30/2012	2005
Altha, FL	(f)	132	699	—	831	14	4/30/2012	2011
Apopka, FL	1,127	626	954	—	1,580	18	4/30/2012	2011
Avondale, AZ	974	566	1,014	—	1,580	19	4/30/2012	2002
Baton Rouge, LA	(f)	399	637	—	1,036	13	4/30/2012	2003
Battle Mountain, NV	(f)	162	1,230	—	1,392	24	4/30/2012	2009
Beaumont (College), TX	(f)	226	733	—	959	14	4/30/2012	2003
Beaumont (Highway 105), TX	654	229	700	—	929	14	4/30/2012	2003
Beaumont (Washington), TX	(f)	331	959	—	1,290	19	4/30/2012	2003
Beaver, UT	646	108	663	—	771	13	4/30/2012	2007
Berkeley, MO	969	263	1,045	—	1,308	20	4/30/2012	2003
Bethel, OH	852	275	974	—	1,249	13	7/11/2012	2005

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Family Dollar (continued)
Brazoria, TX	$ (f)	$251	$800	$—	$1,051	$16	4/30/2012	2002
Bristol, FL	631	227	684	—	911	13	4/30/2012	2011
Bristol, VA	608	174	676	—	850	13	4/30/2012	1978
Brooklyn, MI	(f)	113	590	—	703	11	4/30/2012	2002
Burton, MI	866	132	842	—	974	16	4/30/2012	2003
Canton, OH	460	91	581	—	672	13	4/30/2012	2004
Casa Grande, AZ	(f)	92	716	—	808	14	4/30/2012	2003
Cleveland , OH	1,079	53	1,380	—	1,433	19	7/11/2012	2003
Cleveland (Pearl), OH	1,370	278	1,437	—	1,715	32	4/30/2012	1994
Clovis, NM	657	95	889	—	984	17	4/30/2012	2004
Cockrell Hill, TX	970	579	807	—	1,386	16	4/30/2012	2002
Converse, TX	409	144	501	—	645	12	4/30/2012	2003
Coolidge, AZ	603	106	832	—	938	16	4/30/2012	2000
Dacano, CO	757	180	878	—	1,058	17	4/30/2012	2003
Dallas, TX	627	270	676	—	946	13	4/30/2012	2004
Deland, FL	1,057	548	1,014	—	1,562	19	4/30/2012	2011
Deltona (1401), FL	686	196	879	—	1,075	17	4/30/2012	2004
Deltona (2901), FL	1,042	277	1,048	—	1,325	20	4/30/2012	2011
Des Moines, IA	822	363	840	—	1,203	15	4/30/2012	2003
Dickinson, TX	681	163	811	—	974	16	4/30/2012	2010
El Dorado, AR	663	78	861	—	939	18	4/30/2012	2002
Farmerville, LA	722	146	704	—	850	14	4/30/2012	2003
Fort Dodge, IA	408	107	499	—	606	9	4/30/2012	2002
Fort Lupton, CO	916	197	1,061	—	1,258	21	4/30/2012	2003
Fort Meade, FL	417	214	555	—	769	11	4/30/2012	2000
Fort Mohave, AZ	(f)	266	627	—	893	13	4/30/2012	2001
Fort Myers, FL	973	254	995	—	1,249	20	4/30/2012	2002
Gainesville, FL	1,002	505	903	—	1,408	17	4/30/2012	2011
Gallup, NM	(f)	207	1,252	—	1,459	24	4/30/2012	2007
Green Bay, WI	(f)	312	916	—	1,228	18	4/30/2012	2011
Greenville, MS	(f)	138	782	—	920	15	4/30/2012	2011
Guadalupe, AZ	(f)	339	657	—	996	13	4/30/2012	2004
Gulfport, MS	(f)	375	1,045	—	1,420	20	4/30/2012	2007
Hernandez, NM	1,152	124	1,174	—	1,298	22	4/30/2012	2008
Homedale, ID	973	64	804	—	868	16	4/30/2012	2006
Hot Springs, AR	(f)	266	772	—	1,038	15	4/30/2012	2011
Houston (Freeway), TX	920	969	416	—	1,385	8	4/30/2012	1981
Houston (Jester), TX	(f)	106	631	—	737	12	4/30/2012	2002
Houston (Kuykendahl), TX	(f)	593	1,016	—	1,609	20	4/30/2012	2009
Houston (Mount), TX	(f)	150	893	—	1,043	17	4/30/2012	2002
Houston (Veterans), TX	911	358	883	—	1,241	17	4/30/2012	2002
Houston, TX	886	244	962	—	1,206	19	4/30/2012	2002
Hudson, MI	833	86	858	—	944	16	4/30/2012	2005
Indianapolis, IN	613	275	620	—	895	12	4/30/2012	2003
Jacksonville (Lem Turner), FL	1,028	605	866	—	1,471	17	4/30/2012	2008
Jacksonville (Moncrief), FL	789	333	812	—	1,145	16	4/30/2012	2011
Jacksonville, AR	571	135	701	—	836	15	4/30/2012	2002
Jemison, AL	757	145	923	—	1,068	18	4/30/2012	2011
Kansas City (Blue Ridge), MO	683	280	749	—	1,029	14	4/30/2012	2003

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Family Dollar (continued)
Kansas City (Meyer), MO	$970	$218	$1,155	$—	$1,373	$22	4/30/2012	2004
Kansas City (Prospect), MO	1,211	200	1,497	—	1,697	29	4/30/2012	2004
Kansas City (State), KS	982	247	1,127	—	1,374	22	4/30/2012	2002
Kentwood, LA	683	144	693	—	837	14	4/30/2012	2003
Kentwood, MI	739	307	699	—	1,006	13	4/30/2012	2001
Kingston, OK	(f)	25	571	—	596	11	4/30/2012	2000
Kissimmee, FL	970	679	804	—	1,483	15	4/30/2012	2011
Lake City, FL	622	174	785	—	959	15	4/30/2012	2011
Lakeland, FL	732	370	697	—	1,067	14	4/30/2012	2003
Las Vegas, NV	876	321	954	—	1,275	18	4/30/2012	2005
Leander, TX	557	314	503	—	817	13	4/30/2012	2004
Little Rock, AR	467	99	600	—	699	12	4/30/2012	2002
Loveland, OH	798	250	905	—	1,155	8	9/24/2012	2002
Lufkin, TX	1,153	231	1,323	—	1,554	26	4/30/2012	2004
Lynn, MA	1,222	824	980	—	1,804	19	4/30/2012	2003
Macon, GA	673	226	781	—	1,007	15	4/30/2012	2011
Marshall, TX	(f)	91	610	—	701	12	4/30/2012	2001
McAllen, TX	857	247	774	—	1,021	15	4/30/2012	2004
Memphis (Austin), TN	(f)	295	859	—	1,154	17	4/30/2012	2004
Memphis (Lamar), TN	638	199	722	—	921	14	4/30/2012	2003
Memphis (Millbranch), TN	1,251	438	1,294	—	1,732	25	4/30/2012	2005
Memphis (Neely), TN	973	391	967	—	1,358	19	4/30/2012	2003
Mexia, TX	(f)	64	515	—	579	10	4/30/2012	2000
Middletown, OH	660	200	790	—	990	16	4/30/2012	2001
Milton, FL	644	229	695	—	924	14	4/30/2012	2010
Milwaukee, WI	970	253	1,067	—	1,320	21	4/30/2012	2003
Mohave Valley, AZ	(f)	256	364	—	620	8	4/30/2012	2003
Montgomery, AL	959	506	864	—	1,370	17	4/30/2012	2010
New Orleans, LA	1,146	683	915	—	1,598	18	4/30/2012	2005
Newaygo, MI	689	244	616	—	860	11	4/30/2012	2002
Noonday, TX	625	120	810	—	930	16	4/30/2012	2004
Ocala (28th St.), FL	(f)	236	942	—	1,178	18	4/30/2012	2006
Ocala (Maricamp), FL	968	348	1,017	—	1,365	19	4/30/2012	2011
Okeechobee, FL	894	395	956	—	1,351	18	4/30/2012	2011
Ormond Beach, FL	(f)	733	872	—	1,605	17	4/30/2012	2011
Palestine, TX	671	160	757	—	917	15	4/30/2012	2000
Pembroke Park, FL	1,141	668	930	—	1,598	18	4/30/2012	2006
Penn Yan, NY	525	286	501	—	787	10	4/30/2012	2003
Pensacola, FL	559	131	652	—	783	13	4/30/2012	2003
Petersburg, VA	948	250	924	—	1,174	18	4/30/2012	2003
Pharr, TX	969	287	628	—	915	13	4/30/2012	2002
Phoenix (McDowell), AZ	1,040	525	1,039	—	1,564	20	4/30/2012	2003
Phoenix (Southern), AZ	(f)	1,063	899	—	1,962	17	4/30/2012	2003
Plant City (Baker), FL	1,173	650	1,007	—	1,657	19	4/30/2012	2005
Plant City (Gordon), FL	(f)	356	935	—	1,291	18	4/30/2012	2004
Pontiac, MI	962	250	829	—	1,079	16	4/30/2012	2003
Port Arthur, TX	1,044	271	1,090	—	1,361	21	4/30/2012	2005
Princeton, IN	526	346	446	—	792	9	4/30/2012	2000
Raymondville, TX	542	120	609	—	729	12	4/30/2012	2002

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Family Dollar (continued)
Rio Grande, TX	$ (f)	$201	$852	$—	$1,053	$17	4/30/2012	2003
Robstown, TX	550	59	759	—	818	19	4/30/2012	2003
Roswell, NM	766	128	928	—	1,056	18	4/30/2012	2004
Royse City, TX	972	530	802	—	1,332	16	4/30/2012	2002
Saginaw, MI	(f)	161	936	—	1,097	18	4/30/2012	2003
San Angelo, TX	891	283	952	—	1,235	22	4/30/2012	2011
San Antonio (Culebra), TX	864	396	851	—	1,247	20	4/30/2012	2004
San Antonio (Cupples), TX	1,143	226	1,373	—	1,599	34	4/30/2012	2004
San Antonio (Foster), TX	506	190	572	—	762	14	4/30/2012	2004
San Antonio (Marbach), TX	598	260	632	—	892	15	4/30/2012	2004
San Antonio (Valley Hi), TX	800	295	826	—	1,121	20	4/30/2012	2002
San Antonio (Zarzamora), TX	728	286	812	—	1,098	20	4/30/2012	2004
San Benito, TX	598	147	610	—	757	12	4/30/2012	2004
San Diego, TX	602	62	651	—	713	13	4/30/2012	2004
Seymour, IN	(f)	222	736	—	958	14	4/30/2012	2000
Shreveport, LA	892	228	784	—	1,012	15	4/30/2012	2005
St. Louis (Ferry), MO	(f)	343	989	—	1,332	19	4/30/2012	2003
St. Louis, MO	972	258	1,053	—	1,311	20	4/30/2012	2003
St. Peter, MN	409	105	559	—	664	13	4/30/2012	1960
St. Petersburg (34th), FL	1,093	802	833	—	1,635	16	4/30/2012	2011
Tallahassee, FL	(f)	674	748	—	1,422	15	4/30/2012	2011
Tampa (22nd St.), FL	1,005	584	912	—	1,496	18	4/30/2012	2008
Tampa (MLK), FL	1,168	886	869	—	1,755	17	4/30/2012	2011
Terre Haute, IN	394	90	542	—	632	10	4/30/2012	2011
Topeka, KS	(f)	265	1,243	—	1,508	24	4/30/2012	2004
Tyler, TX	416	107	509	—	616	10	4/30/2012	2003
Victoria, TX	(f)	399	164	—	563	3	4/30/2012	2003
Waco, TX	440	128	504	—	632	12	4/30/2012	2001
Family Fare Supermarket
Battle Creek, MI	(f)	1,400	5,754	—	7,154	292	1/31/2011	2010
FedEx
Beekmantown, NY	2,614	299	3,403	—	3,702	238	4/23/2010	2008
Bossier City, LA	(f)	197	4,139	—	4,336	267	11/1/2010	2009
Dublin, VA	(f)	159	2,765	—	2,924	163	10/21/2010	2008
Effingham, IL	7,040	1,321	11,137	—	12,458	859	12/29/2009	2008
Lafayette, IN	2,230	513	3,356	—	3,869	230	4/27/2010	2008
McComb, MS	(f)	569	2,396	—	2,965	109	5/5/2011	2008
Northwood, OH	2,410	457	3,944	—	4,401	250	8/17/2010	1998
Fire Mountain Restaurant
Bossier City, LA	—	1,045	1,537	—	2,582	70	4/29/2011	2004
Cullman, AL	—	865	1,185	—	2,050	56	4/29/2011	1996
Horn Lake, MS	—	846	1,270	—	2,116	60	4/29/2011	1995
Fleming’s Steakhouse
Englewood, CO	(f)	1,278	2,256	—	3,534	46	3/14/2012	2004
Folsum Gateway II
Folsum, CA	21,600	7,293	23,038	1,407	31,738	1,288	12/15/2010	2008
Food Lion
Moyock, NC	(f)	937	2,389	—	3,326	116	7/21/2011	1999

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Garden Ridge
Stockbridge, GA	$—	$1,647	$5,651	$—	$7,298	$7	12/17/2012	1998
Giant Eagle
Lancaster, OH	7,800	2,283	11,700	—	13,983	657	10/29/2010	2008
Lewis Center, OH	10,843	2,345	15,440	—	17,785	510	10/5/2011	2000
Gahanna, OH	—	4,530	15,261	—	19,791	16	12/20/2012	2002
Glen’s Market
Manistee, MI	(f)	387	4,230	—	4,617	192	5/19/2011	2009
Glynn Isles Market
Brunswick, GA	(f)	2,578	31,677	—	34,255	1,155	9/29/2011	2007
Golden Corral
Akron, OH	1,166	531	1,384	—	1,915	27	5/16/2012	2003
Bakersfield, CA	—	2,011	1,990	—	4,001	44	3/21/2012	2011
Canton, OH	1,280	538	1,560	—	2,098	30	5/16/2012	2002
Cincinnati, OH	1,242	632	1,377	—	2,009	24	5/16/2012	1999
Clarksville, IN	1,589	734	1,815	—	2,549	31	5/16/2012	2002
Cleveland, OH	1,437	828	1,460	—	2,288	28	5/16/2012	2004
Dayton (Kingsridge), OH	(f)	416	1,028	—	1,444	18	5/16/2012	2000
Dayton (Miller), OH	1,638	712	1,859	—	2,571	32	5/16/2012	2002
Dayton, OH	(f)	580	1,097	—	1,677	20	5/16/2012	2000
Elyria, OH	1,160	1,057	879	—	1,936	19	5/16/2012	2004
Fairfield, OH	889	612	770	—	1,382	14	5/16/2012	1999
Grove City, OH	1,171	1,331	625	—	1,956	15	5/16/2012	2007
Independence, MO	(f)	1,046	2,074	—	3,120	73	9/28/2011	2010
Louisville, KY	—	816	951	—	1,767	17	5/16/2012	2001
Monroeville, PA	(f)	1,330	489	—	1,819	12	5/16/2012	1982
Northfield, OH	(f)	906	340	—	1,246	11	5/16/2012	2004
Ontario, OH	1,339	477	1,784	—	2,261	33	5/16/2012	2004
Richmond, IN	—	505	715	—	1,220	13	5/16/2012	2002
San Angelo, TX	—	503	1,427	—	1,930	30	3/21/2012	2012
Spring, TX	—	2,567	1,385	—	3,952	28	4/5/2012	2011
Springfield, OH	689	501	606	—	1,107	12	5/16/2012	2000
Toledo, OH	—	744	2,056	—	2,800	38	5/16/2012	2004
Gold’s Gym
Broken Arrow, OK	—	753	5,481	—	6,234	69	8/15/2012	2009
Goodyear
Columbia, SC	—	524	1,768	8	2,300	29	5/23/2012	2010
Corpus Christi, TX	(f)	666	1,214	—	1,880	23	4/27/2012	2008
Cumming (Old Atlanta), GA	1,664	1,006	1,240	—	2,246	20	5/23/2012	2010
Cumming, GA	1,614	387	2,068	—	2,455	33	5/23/2012	2010
Greenway Commons
Houston, TX	33,000	35,421	28,002	5	63,428	638	3/23/2012	2008
Hanes Distribution
Rural Hall, NC	18,100	1,487	26,580	—	28,067	1,488	1/10/2011	1992
Harris Teeter
Durham, NC	1,700	2,852	—	—	2,852	—	7/31/2009	(g)
HealthNow
Buffalo, NY	42,500	1,699	69,587	150	71,436	4,047	12/16/2010	2007
HH Gregg Appliances
Chesterfield, MO	—	1,188	3,445	—	4,633	35	9/18/2012	2012
Joliet, IL	(f)	1,221	1,173	—	2,394	39	2/17/2012	2011
Merrillville, IN	(f)	319	3,617	112	4,048	100	2/17/2012	2011

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
HH Gregg Appliances (continued)
North Charleston, SC	$2,700	$1,665	$3,369	$—	$5,034	$338	7/2/2009	2000
North Fayette, PA	(f)	1,561	1,941	—	3,502	69	10/14/2011	1999
Highlands Ranch
Highland Ranch, CO	3,475	2,017	3,713	—	5,730	153	8/16/2011	2007
Hillside Town Centre
Chicago, IL	—	7,677	16,199	—	23,876	168	9/28/2012	2009
Hobby Lobby
Concord , NC	(f)	1,425	3,703	—	5,128	135	12/12/2011	2004
Avon, IL	(f)	1,810	3,355	—	5,165	143	6/17/2011	2007
Logan, UT	(f)	1,379	2,804	—	4,183	106	10/20/2011	2008
Hobby Lobby Center
Greenville, SC	(f)	2,173	3,858	—	6,031	165	7/22/2011	2003
Home Depot
Evans, GA	5,551	5,561	—	—	5,561	—	6/11/2010	(g)
Kennesaw, GA	7,884	1,640	1,321	8,179	11,140	191	11/4/2011
Las Vegas , NV	(f)	7,167	—	—	7,167	—	4/15/2009	(g)
Odessa, TX	(f)	4,704	—	—	4,704	—	4/15/2009	(g)
San Diego, CA	6,350	10,288	—	—	10,288	—	4/15/2009	(g)
Slidell, LA	1,996	3,631	—	—	3,631	—	7/28/2010	(g)
Tolleson, AZ	17,050	3,461	22,327	—	25,788	1,390	7/30/2010	2009
Tucson, AZ	6,025	6,125	—	—	6,125	—	10/21/2009	(g)
Winchester, VA	14,900	1,724	20,703	196	22,623	1,720	10/21/2009	2008
Igloo
Katy, TX	20,300	4,117	32,552	—	36,669	2,172	5/21/2010	2004
Indian Lakes Crossing
Virginia Beach, VA	7,178	7,010	6,172	—	13,182	158	1/31/2012	2008
Irving Oil
Belfast, ME	(f)	267	606	—	873	17	12/29/2011	1997
Bethel, ME	(f)	104	354	—	458	10	12/29/2011	1990
Boothbay Harbor, ME	(f)	399	403	—	802	11	12/29/2011	1993
Caribou, ME	(f)	130	375	—	505	11	12/29/2011	1990
Conway, NH	(f)	198	371	—	569	10	12/29/2011	2004
Dover, NH	(f)	416	477	—	893	13	12/29/2011	1988
Fort Kent, ME	(f)	220	405	—	625	11	12/29/2011	1988
Kennebunk, ME	(f)	313	659	—	972	19	12/29/2011	2002
Lincoln, ME	(f)	240	379	—	619	11	12/29/2011	1985
Orono, ME	(f)	195	240	—	435	7	12/29/2011	1984
Rochester, NH	(f)	344	476	—	820	14	12/29/2011	1970
Rutland, VT	(f)	178	214	—	392	6	12/29/2011	1984
Saco, ME	(f)	286	527	—	813	15	12/29/2011	1995
Skowhegan, ME	(f)	368	510	—	878	14	12/29/2011	1988
West Dummerston, VT	(f)	99	344	—	443	10	12/29/2011	1993
Westminster, VT	(f)	64	402	—	466	12	12/29/2011	1990
Jo-Ann’s
Shakopee, MN	—	787	1,527	—	2,314	13	9/1/2012	2012
Kingman Gateway
Kingman, AZ	—	1,418	3,085	—	4,503	129	8/16/2011	2009
Kirkland’s
Wilimington, NC	—	911	795	—	1,706	1	12/21/2012	2012
Kohl’s
Brownsville, TX	(f)	6,247	—	—	6,247	—	8/16/2011	(g)
Burnsville, MN	—	3,830	5,854	—	9,684	594	1/9/2009	1991

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Kohl’s (continued)
Columbia, SC	$6,275	$1,484	$9,462	$—	$10,946	$734	12/7/2009	2007
Fort Dodge, IA	(f)	1,246	2,922	—	4,168	82	12/14/2011	2011
McAllen, TX	3,591	1,094	5,565	—	6,659	402	3/26/2010	2005
Monroe, MI	5,146	880	4,044	—	4,924	163	6/30/2011	2006
Monrovia, CA	6,500	5,441	5,505	—	10,946	519	7/30/2009	1982
Onalaska, WI	3,550	1,541	5,148	—	6,689	298	12/13/2010	1992
Palm Coast, FL	(f)	10,900	—	—	10,900	—	3/10/2011	(g)
Rancho Cordova, CA	(f)	2,848	4,100	—	6,948	426	7/30/2009	1982
Rice Lake, WI	(f)	1,249	3,927	—	5,176	160	5/5/2011	2011
Saginaw, MI	(f)	1,062	5,941	—	7,003	272	3/10/2011	2011
Salina, KS	(f)	636	4,653	—	5,289	261	10/29/2010	2008
Spartanburg , SC	—	3,046	5,713	—	8,759	8	12/6/2012	2006
Tavares, FL	4,400	7,926	—	—	7,926	—	6/30/2009	(g)
Kohl’s Academy
Hixson, TN	—	1,297	8,935	—	10,232	30	11/13/2012	2011
Kohl’s Plaza
Napa, CA	(f)	1,573	15,630	(42)	17,161	569	8/23/2011	1983
Kum & Go
Sloan, IA	(f)	336	1,839	—	2,175	133	4/23/2010	2008
Story City, IA	(f)	216	1,395	—	1,611	113	2/25/2010	2006
Tipton, IA	(f)	289	1,848	—	2,137	126	5/28/2010	2008
West Branch, IA	(f)	132	808	—	940	66	2/25/2010	1997
Kyle Marketplace
Kyle, TX	24,750	5,954	36,810	71	42,835	1,036	12/30/2011	2007
L.A. Fitness
Avondale, AZ	(f)	1,730	5,750	—	7,480	214	8/31/2011	2006
Broadview, IL	(f)	2,202	6,671	—	8,873	286	5/18/2011	2010
Carmel, IN	3,645	1,392	5,435	—	6,827	537	6/30/2009	2008
Dallas, TX	4,712	1,824	6,656	—	8,480	437	8/17/2010	2008
Denton, TX	3,960	1,635	5,082	—	6,717	396	3/31/2010	2009
Duncanville, TX	(f)	429	5,843	—	6,272	204	9/26/2011	2007
Easton, PA	(f)	765	6,622	—	7,387	133	4/27/2012	1979
Glendale, AZ	3,193	1,920	3,214	—	5,134	303	10/30/2009	2005
Highland, CA	4,700	1,255	6,777	—	8,032	533	2/4/2010	2009
Indianapolis, IN	(f)	2,029	4,184	—	6,213	200	3/31/2011	2009
Marana, CA	—	1,098	5,410	—	6,508	39	9/13/2012	2011
Oakdale, MN	4,749	1,667	5,674	—	7,341	343	9/30/2010	2009
Oswego, IL	(f)	1,958	6,280	—	8,238	132	3/23/2012	2008
Spring, TX	—	1,372	5,011	—	6,383	403	11/20/2009	2006
Lakeshore Crossing
Gainesville, GA	4,400	2,314	5,802	191	8,307	362	9/15/2010	1994
Lowe’s
Burlington, IA	(f)	1,134	5,677	—	6,811	107	4/27/2012	1996
Columbia, SC	(f)	9,565	—	—	9,565	—	2/10/2011	(g)
Denver, CO	—	12,634	—	—	12,634	—	2/2/2011	(g)
Kansas City, MO	4,250	4,323	—	—	4,323	—	11/20/2009	(g)
Las Vegas , NV	5,765	9,096	—	—	9,096	—	3/31/2009	(g)
Miamisburg, OH	6,375	2,155	6,320	—	8,475	262	9/9/2011	1994
Sanford, ME	4,672	8,482	—	—	8,482	—	6/28/2010	(g)
Ticonderoga, NY	4,345	7,344	—	—	7,344	—	8/31/2010	(g)
Macaroni Grill
Flanders, NJ	915	477	1,125	—	1,602	72	6/30/2010	2003

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Macaroni Grill (continued)
Mt. Laurel, NJ	$713	$791	$1,612	$—	$2,403	$104	6/30/2010	2004
West Windsor, NJ	1,043	515	932	—	1,447	60	6/30/2010	1998
Mattress Firm
Fairview Heights, IL	—	140	703	—	843	9	7/23/2012	1977
Melbourne, FL	—	361	768	—	1,129	5	10/5/2012	2011
MedAssets
Plano, TX	19,873	6,589	6,052	27,511	40,152	—	11/22/2011	(g)
Merrill Lynch
Hopewell Township, NJ	—	15,073	88,852	—	103,925	137	12/12/2012	2001
Michael’s
Lafayette, LA	(f)	1,345	2,570	—	3,915	70	3/9/2012	2011
Midtowne Park
Anderson, SC	16,645	5,765	18,119	—	23,884	506	12/20/2011	2008
MotoMart
Saint Charles, MO	(f)	990	1,609	—	2,599	34	3/30/2012	2009
Mueller Regional Retail District
Austin, TX	34,300	9,918	45,299	354	55,571	3,813	12/18/2009	2008
National Tire & Battery
Nashville, TN	799	372	1,138	—	1,510	82	4/21/2010	2010
Nature Coast Commons
Spring Hill, FL	21,850	6,114	19,094	536	25,744	956	6/21/2011	2009
Northern Tool & Equipment
Ocala, FL	1,650	1,167	1,796	—	2,963	143	5/20/2010	2009
North Point Shopping Center
Cape Coral, FL	(f)	1,244	8,152	(69)	9,327	389	4/13/2011	2008
Office Depot
Alvin, TX	(f)	567	1,916	—	2,483	105	11/4/2011	2009
Corsicana, TX	(f)	613	1,566	—	2,179	72	4/29/2011	2007
Houston, TX	(f)	1,667	1,856	—	3,523	82	4/29/2011	2009
Mobile, AL	(f)	553	1,708	—	2,261	91	4/29/2011	2008
Old Country Buffet
Coon Rapids, MN	—	1,291	1,229	—	2,520	56	4/29/2011	2003
On the Border
Alpharetta, GA	1,329	1,240	1,406	—	2,646	91	6/30/2010	1997
Auburn Hills, MI	1,283	859	1,976	—	2,835	128	6/30/2010	1999
Buford, GA	1,236	1,140	1,277	—	2,417	82	6/30/2010	2001
Burleson, TX	1,439	980	1,791	—	2,771	116	6/30/2010	2000
College Station, TX	1,376	1,242	1,402	—	2,644	91	6/30/2010	1997
Columbus, OH	1,925	1,245	1,410	—	2,655	91	6/30/2010	1997
Concord Mills, NC	1,363	1,296	1,350	—	2,646	87	6/30/2010	2000
Denton, TX	1,317	1,028	1,480	—	2,508	96	6/30/2010	2002
DeSoto, TX	1,482	838	1,915	—	2,753	125	6/30/2010	1983
Fort Worth, TX	1,575	1,188	1,857	—	3,045	120	6/30/2010	1999
Garland, TX	1,020	690	1,311	—	2,001	84	6/30/2010	2007
Kansas City, MO	1,454	904	1,403	—	2,307	90	6/30/2010	1997
Lee’s Summit, MO	1,200	845	1,331	—	2,176	86	6/30/2010	2002
Lubbock, TX	1,376	743	1,996	—	2,739	129	6/30/2010	1994
Mesa, AZ	1,804	1,121	1,468	—	2,589	95	6/30/2010	2002
Mt. Laurel, NJ	1,447	559	1,139	—	1,698	73	6/30/2010	2004
Naperville, IL	1,494	1,260	1,786	(66)	2,980	115	6/30/2010	1997
Novi, MI	1,177	653	1,837	—	2,490	119	6/30/2010	1997
Oklahoma City, OK	1,266	880	1,659	—	2,539	107	6/30/2010	1996

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
On the Border (continued)
Peoria, AZ	$1,562	$1,071	$1,245	$—	$2,316	$81	6/30/2010	2002
Rockwall, TX	1,355	761	1,836	—	2,597	119	6/30/2010	1999
Rogers, AR	950	551	1,176	—	1,727	76	6/30/2010	2002
Tulsa, OK	1,427	952	1,907	—	2,859	124	6/30/2010	1995
West Springfield, MA	2,000	1,015	2,361	—	3,376	153	6/30/2010	1995
West Windsor, NJ	2,433	1,114	2,013	—	3,127	130	6/30/2010	1998
Woodbridge, VA	1,685	1,587	1,540	—	3,127	100	6/30/2010	1998
O’Reilly’s Auto Parts
Breaux Bridge, LA	401	91	608	—	699	43	3/15/2010	2009
Central, LA	(f)	75	737	—	812	29	6/10/2011	2010
Christiansburg, VA	646	205	763	—	968	40	12/23/2010	2010
Highlands, TX	485	217	605	—	822	33	12/23/2010	2010
Houston, TX	560	254	680	—	934	36	1/13/2011	2010
LaPlace, LA	507	221	682	—	903	48	3/12/2010	2008
Louisville, KY	—	494	844	—	1,338	10	7/10/2012	2011
New Roads, LA	410	111	616	—	727	44	3/12/2010	2008
Ravenna, OH	(f)	102	866	—	968	45	1/25/2011	2010
San Antonio, TX	703	356	853	—	1,209	45	12/23/2010	2010
Willard, OH	—	121	843	—	964	12	6/8/2012	2011
Outback Steakhouse
Baton Rouge, LA	1,080	567	1,178	—	1,745	24	3/14/2012	2001
Boardman Township, OH	1,700	690	2,052	—	2,742	41	3/14/2012	1995
Centennial, CO	1,560	1,150	1,274	—	2,424	26	3/14/2012	1996
Colonial Heights, VA	2,160	1,656	1,715	—	3,371	35	3/14/2012	2000
Conroe, TX	1,530	944	1,394	—	2,338	28	3/14/2012	2001
Fort Smith, AR	1,620	1,017	1,558	—	2,575	32	3/14/2012	1999
Fort Wayne, IN	1,570	701	1,806	—	2,507	37	3/14/2012	2000
Garner, NC	1,580	1,005	1,508	—	2,513	30	3/14/2012	2004
Houston, TX	1,620	1,076	1,449	—	2,525	29	3/14/2012	1998
Independence, OH	(f)	695	1,398	—	2,093	28	3/14/2012	2006
Jacksonville, FL	1,620	836	1,601	—	2,437	32	3/14/2012	2001
Las Cruces, NM	1,120	491	1,299	—	1,790	26	3/14/2012	2000
Lees Summit, MO	920	522	921	—	1,443	19	3/14/2012	1999
Lexington, KY	1,820	1,153	1,587	—	2,740	32	3/14/2012	2002
McAllen, TX	770	426	665	—	1,091	13	3/14/2012	1999
Newport News, VA	2,060	1,577	1,430	—	3,007	29	3/14/2012	1993
Pittsburg, PA	1,630	999	1,627	—	2,626	33	3/14/2012	1995
Sebring , FL	1,470	810	1,617	—	2,427	33	3/14/2012	2001
Southgate, MI	1,680	809	2,010	—	2,819	41	3/14/2012	1994
Winchester, VA	2,190	1,508	1,848	—	3,356	37	3/14/2012	2006
Oxford Exchange
Oxford, GA	(f)	3,946	37,509	494	41,949	1,870	4/18/2011	2006
Owens Corning
Newark, OH	(f)	499	9,537	—	10,036	366	7/8/2011	2007
Petco
Dardenne Prairie, MO	(f)	781	1,525	—	2,306	81	2/22/2011	2009
Lake Charles, LA	2,145	412	2,852	—	3,264	168	10/25/2010	2008
Petsmart
Bellingham, WA	2,526	1,019	2,286	—	3,305	45	4/30/2012	1993
Boca Raton, FL	(f)	3,379	3,748	—	7,127	148	7/21/2011	2001
Braintree, MA	(f)	3,539	4,775	—	8,314	196	7/21/2011	1996
Dallas, TX	(f)	901	3,858	—	4,759	146	7/21/2011	1998

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Petsmart (continued)
Evanston, IL	$ (f)	$792	$5,522	$—	$6,314	$208	7/21/2011	2001
Flint, MI	(f)	565	2,986	—	3,551	153	7/21/2011	1996
Lake Mary, FL	(f)	2,035	2,323	—	4,358	99	7/21/2011	1997
Oxon Hill, MD	(f)	2,426	2,993	—	5,419	125	7/21/2011	1998
Parma, OH	(f)	866	2,848	—	3,714	103	8/4/2011	1996
Phoenix, AZ	51,250	3,750	80,003	304	84,057	3,166	8/23/2011	2008
Plantation, FL	(f)	1,077	3,868	—	4,945	153	7/21/2011	2001
Southlake, TX	(f)	2,653	3,748	—	6,401	143	7/21/2011	1998
Tallahassee, FL	(f)	1,221	1,341	—	2,562	65	7/21/2011	1998
Westlake Village, CA	(f)	1,892	4,908	—	6,800	208	7/21/2011	1998
Petsmart/Hallmark
Cincinnati, OH	—	942	3,417	—	4,359	99	2/14/2012	1998
Petsmart/Bevmo
Redding, CA	3,206	1,185	3,484	—	4,669	76	3/21/2012	1989
Petsmart/Travos Credit Union
Mercad, CA	2,974	1,389	3,135	—	4,524	69	3/21/2012	1993
Pick N Save Center
Wauwatosa, WI	—	2,787	12,081	—	14,868	14	12/21/2012	2012
Pier 1 Imports
Victoria, TX	—	390	1,500	—	1,890	19	7/2/2012	2011
Pinehurst Square West
Bismark, ND	(f)	3,690	5,564	—	9,254	420	1/28/2011	2006
PLS Financial Services
Calumet Park, IL	(f)	165	959	—	1,124	35	8/18/2011	2005
Chicago (Diversey), IL	(f)	301	566	—	867	20	8/18/2011	2001
Compton, CA	(f)	1,054	221	—	1,275	7	10/26/2011	2005
Dallas (Camp Wisdom), TX	(f)	283	351	—	634	13	8/18/2011	1983
Dallas (Davis), TX	(f)	156	619	—	775	23	8/18/2011	2003
Fort Worth, TX	(f)	181	688	—	869	25	8/18/2011	2003
Grand Prairie, TX	(f)	479	123	—	602	6	8/18/2011	1971
Houston, TX	(f)	175	262	—	437	11	8/18/2011	2005
Kenosha, WI	(f)	120	521	—	641	19	8/18/2011	2005
Mesa (Broadway), AZ	(f)	225	394	—	619	15	8/18/2011	2006
Mesquite, TX	(f)	197	712	—	909	26	8/18/2011	2006
Phoenix, AZ	(f)	183	670	—	853	19	11/4/2011	2006
Tucson, AZ	(f)	278	467	—	745	18	8/18/2011	2005
Prairie Market
Oswego, IL	12,500	12,997	10,840	106	23,943	646	12/3/2010	(g)
Publix
Mountain Brook, AL	3,275	2,492	2,830	—	5,322	231	12/1/2009	2004
RaceTrac
Atlanta, GA	(f)	989	1,074	—	2,063	31	12/21/2011	2004
Belleview, FL	(f)	882	2,712	—	3,594	79	12/21/2011	2007
Bessemer, AL	(f)	982	1,703	—	2,685	50	12/21/2011	2003
Denton, TX	(f)	960	1,690	—	2,650	48	12/21/2011	2003
Houston (Hwy 6N), TX	(f)	888	950	—	1,838	27	12/21/2011	1995
Houston (Kuykendahl), TX	(f)	1,043	1,036	—	2,079	30	12/21/2011	1997
Jacksonville, FL	(f)	1,178	2,462	—	3,640	73	12/21/2011	2011
Leesburg, FL	(f)	1,185	2,375	—	3,560	70	12/21/2011	2007
Mobile, AL	(f)	650	908	—	1,558	26	12/21/2011	1998

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Red Oak Village
San Marcos, TX	$12,480	$4,222	$16,434	$—	$20,656	$1,004	12/23/2010	2008
Riverside Centre
St. Augustine, FL	(f)	1,368	3,148	267	4,783	150	6/8/2011	2007
Road Ranger
Winnebago, IL	—	638	3,129	—	3,767	30	8/30/2012	1998
RSA Security
Bedford, MA	51,400	13,692	67,747	—	81,439	1,024	7/25/2012	2001
Ryan’s
Asheville, NC	—	1,177	1,233	—	2,410	58	4/29/2011	1996
Beckley, WV	—	1,102	1,307	—	2,409	61	4/29/2011	1995
Columbus, GA	—	1,394	1,325	—	2,719	61	4/29/2011	2002
Commerce, GA	—	817	946	—	1,763	44	4/29/2011	1996
Jasper, AL	—	663	1,439	—	2,102	66	4/29/2011	2000
Owensboro, KY	—	1,239	893	—	2,132	41	4/29/2011	1997
Paducah, KY	—	1,013	858	—	1,871	40	4/29/2011	1995
Pearl, MS	—	913	1,135	—	2,048	53	4/29/2011	2000
Prattville, AL	—	876	1,125	—	2,001	52	4/29/2011	1997
Rome, GA	—	919	682	—	1,601	35	4/29/2011	1983
Sevierville, TN	—	725	673	—	1,398	31	4/29/2011	2003
Texas City, TX	—	677	1,593	—	2,270	73	4/29/2011	2002
Sam’s Club
Colorado Springs, CO	9,581	2,626	10,817	—	13,443	358	1/20/2012	1998
Douglasville, GA	(f)	2,016	9,290	—	11,306	416	7/28/2011	1999
Hoover, AL	(f)	2,083	9,223	—	11,306	1,013	1/15/2009	2000
Santa Rosa Commons
Pace, FL	13,000	2,887	19,811	112	22,810	892	6/30/2011	2008
San Tan Marketplace
Gilbert, AZ	27,400	10,800	40,312	—	51,112	885	3/30/2012	2005
Shelby Corners
Utica, MI	(f)	957	2,753	—	3,710	128	7/8/2011	2008
Sherwin Williams
Muskegon, MI	(f)	158	880	—	1,038	49	12/10/2010	2008
Sherwood Retail Center
Sherwood, AR	—	2,143	3,198	—	5,341	63	6/4/2012	2005
Shoppes at Port Arthur
Port Arthur, TX	8,077	2,618	11,463	—	14,081	741	10/12/2010	2008
Shoppes at Sherbrooke
Lake Worth, FL	—	3,161	5,609	55	8,825	115	4/27/2012	2004
Shoppes at Sugarmill Woods
Homosassa, FL	—	882	5,381	112	6,375	166	12/13/2011	2008
Silverado Plaza
Tucson, AZ	4,701	1,893	6,914	—	8,807	204	12/22/2011	1998
Sprouts
Centennial, CO	—	1,692	6,070	—	7,762	22	11/14/2012	2009
Staples
Houston, TX	1,815	1,020	2,232	—	3,252	151	6/17/2010	2008
Iowa City, IA	—	1,223	2,201	—	3,424	190	11/13/2009	2009
Pensacola, FL	(f)	1,503	2,011	—	3,514	125	1/6/2011	2010
Stearns Crossing
Bartlett, IL	7,060	3,733	7,649	76	11,458	484	12/9/2010	1999

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
St. Luke’s Urgent Care
Creve Coeur, MO	$ (f)	$1,067	$3,867	$—	$4,934	$185	5/20/2011	2010
Stop & Shop
Cranston, RI	(f)	13,301	—	—	13,301	—	8/5/2011	(g)
Stamford, CT	14,900	12,881	14,592	—	27,473	926	7/30/2010	2006
Stripes
Andrews, TX	(f)	110	1,777	—	1,887	137	12/30/2009	2008
Brady, TX	—	205	2,628	—	2,833	30	8/30/2012	2007
Brownsville, TX	—	561	2,715	—	3,276	31	8/30/2012	2007
Carrizo Springs, TX	(f)	400	2,221	—	2,621	125	11/22/2010	2010
Corpus Christi (Everh), TX	—	882	2,645	—	3,527	30	8/30/2012	2007
Corpus Christi (Padre), TX	—	700	2,689	—	3,389	31	8/30/2012	2007
Corpus Christi, TX	—	684	1,606	—	2,290	20	8/30/2012	2007
Eagle Pass, TX	(f)	656	1,897	—	2,553	122	6/29/2010	2009
Edinburg (Hwy 107), TX	—	405	2,419	—	2,824	28	8/30/2012	2007
Edinburg (Raul), TX	—	408	1,997	—	2,405	23	8/30/2012	2007
Edinburg, TX	(f)	906	1,259	—	2,165	81	6/29/2010	1999
Fort Stockton, TX	(f)	1,035	3,319	—	4,354	284	12/30/2010	2010
Haskell, TX	(f)	93	2,130	—	2,223	121	11/22/2010	2010
Houston, TX	—	878	1,676	—	2,554	22	8/30/2012	2007
LaFeria, TX	(f)	321	1,271	—	1,592	99	12/30/2009	2008
Laredo (La Pita Mangana), TX	(f)	419	1,741	—	2,160	99	11/22/2010	2010
Laredo (Willow), TX	(f)	438	1,785	—	2,223	74	8/3/2011	2010
Midland, TX	—	1,152	3,945	—	5,097	44	8/30/2012	2006
Mission, TX	—	1,009	2,238	—	3,247	26	8/30/2012	2003
Odessa (Kermit), TX	—	733	5,594	—	6,327	58	8/30/2012	1998
Odessa, TX	(f)	139	2,175	—	2,314	186	6/30/2011	2011
Palmhurst, TX	(f)	467	448	—	915	29	6/29/2010	1986
Pharr, TX	(f)	384	1,712	—	2,096	133	12/30/2009	1997
Portales, NM	(f)	313	1,913	—	2,226	184	12/30/2010	2010
Rio Hondo, TX	(f)	273	1,840	—	2,113	141	12/30/2009	2007
San Angelo (Sherwood), TX	—	958	2,704	—	3,662	32	8/30/2012	2007
San Angelo, TX	—	601	3,609	—	4,210	38	8/30/2012	1997
San Benito (Ranchito), TX	(f)	401	1,967	—	2,368	126	6/29/2010	2010
Sunset Valley Shopping Center
Austin, TX	17,441	10,249	19,345	131	29,725	1,460	3/26/2010	2007
Sysmex
Lincolnshire, IL	22,500	3,778	41,462	736	45,976	58	8/31/2012	2010
Telegraph Plaza
Monroe, MI	—	1,076	5,059	—	6,135	253	6/30/2011	2006
The Crossing
Killeen, TX	(f)	1,280	6,767	(35)	8,012	284	7/20/2011	2011
The Forum
Fort Myers, FL	(f)	8,091	20,504	—	28,595	949	7/22/2011	2008
The Medicines Company
Parsippany, NJ	27,700	4,195	39,488	23	43,706	1,066	2/27/2012	2009
The Plaza
Queen Creek, AZ	7,290	2,659	9,523	—	12,182	418	8/12/2011	2007
Thornton’s
Bloomington, IL	953	777	1,031	—	1,808	58	12/17/2010	1992

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Thorton’s (continued)
Clarksville, IN	$1,007	$894	$948	$—	$1,842	$53	12/17/2010	2005
Edinburgh, IN	1,047	780	1,138	—	1,918	67	12/17/2010	1997
Evansville (Rosenberger), IN	1,032	727	1,039	—	1,766	63	12/17/2010	2007
Evansville, IN	1,082	674	1,040	—	1,714	65	12/17/2010	1998
Franklin Park, IL	1,628	1,427	1,373	—	2,800	79	12/17/2010	1999
Galloway, OH	953	578	1,134	—	1,712	66	12/17/2010	1998
Henderson (Green), KY	1,007	702	1,031	—	1,733	62	12/17/2010	2009
Henderson, KY	1,975	1,212	2,089	—	3,301	119	12/17/2010	2007
Jeffersonville, IN	1,439	1,475	1,057	—	2,532	64	12/17/2010	1995
Joliet, IL	1,761	1,209	1,789	—	2,998	101	12/17/2010	2000
Louisville, KY	1,037	684	1,154	—	1,838	66	12/17/2010	1994
Oaklawn, IL	1,111	1,233	667	—	1,900	42	12/17/2010	1994
Ottawa, IL	1,300	599	1,751	—	2,350	98	12/17/2010	2006
Plainfield, IL	1,102	829	1,166	—	1,995	67	12/17/2010	2005
Roselle, IL	1,399	926	1,425	—	2,351	83	12/17/2010	1996
Shelbyville, KY	1,116	533	1,356	—	1,889	81	12/17/2010	2007
South Elgin, IL	1,628	1,452	1,278	—	2,730	74	12/17/2010	2007
Springfield, IL	1,915	1,221	2,053	—	3,274	116	12/17/2010	2008
Summit, IL	1,116	1,316	662	—	1,978	37	12/17/2010	2000
Terre Haute, IN	1,350	908	1,409	(37)	2,280	83	12/17/2010	1999
Waukegan, IL	1,161	797	1,199	—	1,996	68	12/17/2010	1999
Westmont, IL	1,881	1,150	1,926	—	3,076	110	12/17/2010	1997
Tire Kingdom
Auburndale, FL	1,205	625	1,487	—	2,112	94	7/20/2010	2010
Toys R Us/Mr. Hero
Parma, OH	—	1,192	2,151	—	3,343	60	4/11/2012	1986
Toys R Us/Babies R Us
Coral Springs, FL	—	2,507	4,675	—	7,182	43	9/27/2012	2010
Tractor Supply
Alamogordo, NM	1,943	529	2,188	—	2,717	41	4/20/2012	2011
Alton, IL	1,404	419	2,009	—	2,428	129	8/13/2010	2008
Augusta, ME	1,423	362	2,121	—	2,483	133	10/12/2010	2009
Bainbridge, GA	(f)	456	1,812	—	2,268	60	11/16/2011	2008
Ballinger, TX	1,248	369	1,841	—	2,210	130	5/21/2010	2010
Belchertown, MA	1,823	1,001	2,149	—	3,150	160	6/29/2010	2008
Columbia, SC	(f)	773	1,794	—	2,567	41	3/30/2012	2011
Del Rio, TX	1,113	657	1,387	—	2,044	131	7/27/2009	2009
Dixon, CA	2,962	848	3,528	—	4,376	223	9/24/2010	2007
Edinburg, TX	1,451	571	2,051	—	2,622	190	7/27/2009	2009
Franklin, NC	1,480	422	1,914	—	2,336	118	11/30/2010	2009
Gibsonia, PA	1,648	726	2,074	—	2,800	155	5/5/2010	2010
Glenpool, OK	1,180	174	1,941	—	2,115	137	5/4/2010	2009
Gloucester, NJ	2,600	1,590	2,962	—	4,552	253	12/17/2009	2009
Grayson, KY	(f)	406	1,967	—	2,373	76	6/30/2011	2011
Hamilton, OH	932	418	1,045	—	1,463	70	9/17/2010	1975
Irmo, SC	1,125	697	1,501	—	2,198	165	10/15/2009	2009
Jackson, CA	—	1,062	3,620	—	4,682	4	12/18/2012	2012
Jefferson City, MO	1,125	398	1,269	—	1,667	76	11/9/2010	2009
Kenedy, TX	1,220	215	1,985	—	2,200	144	4/29/2010	2009
Lawrence, KS	1,377	427	2,016	—	2,443	119	9/24/2010	2010
Little Rock, AR	1,500	834	1,223	—	2,057	74	11/9/2010	2009

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Tractor Supply (continued)
Middletown, DE	$—	$1,306	$2,703	$—	$4,009	$42	6/29/2012	2007
Mishawaka, IN	(f)	450	1,856	—	2,306	60	11/18/2011	2011
Murphy, NC	1,402	789	1,580	—	2,369	120	5/21/2010	2010
Nixa, MO	1,346	430	1,697	—	2,127	101	9/24/2010	2009
Pearsall, TX	1,199	120	2,117	—	2,237	154	4/9/2010	2009
Rincon, GA	(f)	678	1,509	—	2,187	65	8/23/2011	2007
Roswell, TX	1,180	728	1,469	—	2,197	138	7/27/2009	2009
Sedalia, MO	1,090	414	1,567	—	1,981	87	12/10/2010	2010
Sellersburg, IN	1,433	815	1,426	—	2,241	89	9/13/2010	2010
Southwick, MA	2,428	1,521	2,261	—	3,782	169	6/29/2010	2008
St. John, IN	2,247	360	3,445	—	3,805	235	7/28/2010	2007
Stillwater, OK	1,205	163	1,999	—	2,162	141	5/4/2010	2008
Summerdale, AL	1,210	238	1,783	—	2,021	139	4/14/2010	2010
Troy, MO	1,286	623	1,529	—	2,152	100	8/13/2010	2009
Tuscaloosa, AL	—	641	1,951	—	2,592	7	11/21/2012	2012
Union, MO	1,404	512	1,784	—	2,296	115	8/13/2010	2008
Wauseon, OH	1,374	596	1,563	—	2,159	110	9/13/2010	2007
Trader Joe’s
Lexington, KY	3,519	2,431	3,233	—	5,664	48	7/17/2012	2012
Sarasota, FL	—	1,748	4,959	—	6,707	43	9/25/2012	2008
Tutor Time
Austin, TX	(f)	216	1,445	—	1,661	88	12/15/2010	2000
Downingtown, PA	(f)	143	1,473	—	1,616	84	12/15/2010	1998
Ulta Salon
Jackson, TN	1,454	557	1,832	—	2,389	127	11/5/2010	2010
Fort Gratiot, MI	1,104	289	1,382	—	1,671	19	6/29/2012	2012
United Technologies
Bradenton, FL	10,050	2,094	16,618	—	18,712	541	12/8/2011	2004
University Plaza
Flagstaff, AZ	8,350	3,008	11,545	845	15,398	1,130	11/17/2009	1982
USAA
Fayetteville, NC	—	636	1,512	—	2,148	16	8/29/2012	2012
VA Clinic
Oceanside, CA	27,750	4,373	36,082	—	40,455	1,027	12/22/2011	2010
Valley Blend
Huntsville, AL	—	9,051	55,664	—	64,715	63	12/19/2012	2001
Volusia Square
Daytona Beach, FL	16,557	7,004	22,427	(25)	29,406	1,495	11/12/2010	2010
Walgreens
Albuquerque, NM	(f)	1,066	1,870	76	3,012	54	11/17/2011	1996
Anthony, TX	(f)	1,125	2,831	—	3,956	112	8/29/2011	2008
Appleton (Meade), WI	1,880	885	2,505	—	3,390	183	2/3/2010	2008
Appleton(Northland), WI	2,736	1,385	3,249	—	4,634	237	2/18/2010	2008
Augusta, ME	3,157	2,271	3,172	—	5,443	231	3/5/2010	2007
Bartlett, TN	(f)	1,716	1,516	—	3,232	58	8/1/2011	2001
Baytown, TX	2,480	1,151	2,786	—	3,937	208	2/23/2010	2009
Beloit, WI	2,184	763	3,064	—	3,827	205	5/20/2010	2008
Birmingham, AL	1,560	660	2,015	—	2,675	152	3/30/2010	1999
Brooklyn Park, MD	2,226	1,323	3,301	—	4,624	254	12/23/2009	2008
Brownwood, TX	(f)	1,511	3,527	—	5,038	165	3/30/2011	2008
Cape Carteret, NC	2,400	971	2,461	—	3,432	99	8/15/2011	2008
Chicago (79th St.), IL	(f)	976	2,116	—	3,092	87	5/5/2011	2003

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Walgreens (continued)
Chicago (N. Canfield), IL	$ (f)	$818	$3,317	$—	$4,135	$143	4/28/2011	2000
Chickasha, TX	1,869	746	2,900	—	3,646	245	10/14/2009	2007
Clarkston, MI	(f)	1,506	2,885	—	4,391	111	6/24/2011	2001
Cleveland (Clark), OH	2,692	451	4,312	—	4,763	313	2/10/2010	2008
Country Club Hills, MO	(f)	717	3,697	—	4,414	168	3/9/2011	2009
Decatur, GA	(f)	1,490	2,167	—	3,657	96	5/5/2011	2001
Denton, TX	—	887	3,535	—	4,422	310	7/24/2009	2009
Dubuque, IA	(f)	825	3,259	—	4,084	122	8/12/2011	2008
Durham (Guess), NC	2,871	1,315	3,225	—	4,540	203	7/20/2010	2010
Durham (Highway 54), NC	2,849	2,067	2,827	—	4,894	197	4/28/2010	2008
Edmond, OK	2,250	901	2,656	—	3,557	263	7/7/2009	2000
Elgin, IL	2,260	1,561	2,469	—	4,030	192	12/30/2009	2002
Fayetteville, NC	(f)	916	4,118	—	5,034	216	12/30/2010	2009
Fort Mill, SC	2,272	1,137	2,532	—	3,669	166	6/24/2010	2010
Framingham, MA	3,046	2,234	2,852	—	5,086	220	1/19/2010	2007
Fredericksburg, VA	3,773	2,729	4,072	—	6,801	405	1/9/2009	2008
Goose Creek, SC	2,700	1,277	3,240	—	4,517	267	10/29/2009	2009
Grand Junction , CO	—	1,041	3,215	—	4,256	271	9/30/2009	2009
Grayson, GA	2,720	1,129	2,965	—	4,094	157	12/7/2010	2004
Greenville, NC	3,030	645	3,532	—	4,177	261	2/19/2010	2009
Independence, MO	(f)	1,240	2,436	—	3,676	105	5/5/2011	2001
Indianapolis, IN	—	842	4,798	—	5,640	476	1/6/2009	2008
Janesville (W Court), WI	2,235	689	3,099	—	3,788	213	4/13/2010	2010
Janesville, WI	2,640	1,423	3,776	—	5,199	291	12/18/2009	2008
Kingman, AZ	2,997	839	4,369	—	5,208	318	2/25/2010	2009
La Crosse, WI	(f)	1,638	3,107	—	4,745	128	5/6/2011	2009
Lafayette, IN	2,350	635	2,425	—	3,060	111	3/31/2011	2008
Lancaster (Palmdale), CA	2,719	1,349	3,219	—	4,568	216	5/17/2010	2009
Lancaster, SC	2,980	2,021	2,970	—	4,991	219	2/19/2010	2009
Leland, NC	2,472	1,252	2,835	—	4,087	179	7/15/2010	2008
Liberty Township, OH	(f)	1,353	3,285	—	4,638	153	3/31/2011	2011
Loves Park, IL	1,767	892	2,644	—	3,536	199	1/19/2010	2008
Machesney Park, IL	1,869	875	2,918	—	3,793	225	12/16/2009	2008
Madisonville, KY	(f)	1,083	2,517	—	3,600	101	6/28/2011	2007
Matteson, IL	2,450	430	3,246	—	3,676	174	11/30/2010	2008
Medina, OH	(f)	829	2,966	—	3,795	126	5/5/2011	2001
Muscatine, IA	(f)	532	2,450	—	2,982	105	5/5/2011	2001
New Albany, OR	(f)	1,095	2,533	—	3,628	136	12/2/2010	2006
North Mankato, MN	2,530	1,841	2,572	—	4,413	182	3/18/2010	2008
North Platte, NE	2,328	1,123	3,367	—	4,490	246	2/23/2010	2009
Omaha, NE	2,580	1,183	3,734	—	4,917	273	2/25/2010	2009
Papillion, NE	1,967	1,039	2,731	—	3,770	222	10/6/2009	2009
Pueblo, CO	(f)	510	2,651	—	3,161	138	12/7/2010	2003
Roanoke, VA	(f)	1,042	3,923	—	4,965	176	4/26/2011	2009
Rocky Mount, NC	2,995	1,419	3,516	—	4,935	236	5/26/2010	2009
South Bend (Ironwood), IN	3,120	1,538	3,657	—	5,195	283	12/21/2009	2006
South Bend, IN	—	1,234	3,245	—	4,479	255	11/18/2009	2007
Spearfish, SD	2,426	1,028	3,355	—	4,383	274	10/6/2009	2008
Springdale, AR	3,025	1,099	3,535	—	4,634	143	6/29/2011	2009
St. Charles, IL	2,030	1,457	2,243	—	3,700	175	12/30/2009	2002

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Walgreens (continued)
Stillwater, OK	$ (f)	$562	$2,903	$8	$3,473	$289	7/21/2009	2000
Tucson (Harrison), AZ	2,910	1,415	3,075	—	4,490	160	12/7/2010	2004
Tucson (River), AZ	(f)	1,353	3,390	—	4,743	186	11/12/2010	2003
Tulsa, OK	2,016	1,130	2,414	—	3,544	249	1/6/2009	2001
Twin Falls, ID	2,432	1,088	3,153	—	4,241	240	1/14/2010	2009
Union City, GA	(f)	916	3,120	—	4,036	112	9/9/2011	2005
Warner Robins, GA	—	1,171	2,585	—	3,756	219	10/20/2009	2007
Watertown, NY	(f)	2,696	2,545	—	5,241	117	7/26/2011	2006
Wichita, KS	(f)	667	2,727	—	3,394	101	8/1/2011	2000
Wilmington, NC	(f)	1,126	3,704	—	4,830	163	4/21/2011	2010
Xenia, OH	(f)	840	3,575	—	4,415	112	10/4/2011	2009
Wal-Mart
Albuquerque, NM	9,698	14,432	—	—	14,432	—	3/31/2009	(g)
Cary, NC	—	2,749	5,062	—	7,811	7	12/21/2012	2005
Douglasville, GA	(f)	4,781	13,166	—	17,947	628	7/28/2011	1999
Lancaster, SC	—	2,664	10,223	—	12,887	359	12/21/2011	1999
Las Vegas , NV	7,925	13,237	—	—	13,237	—	3/31/2009	(g)
Pueblo, CO	8,250	1,877	10,162	—	12,039	679	11/12/2010	1998
Riverside, CA	55,000	12,078	72,714	—	84,792	2,676	7/25/2011	2011
Waterside Marketplace
Chesterfield, MI	19,350	8,078	15,727	911	24,716	1,463	12/20/2010	2007
WaWa
Gap, PA	—	912	4,550	—	5,462	45	8/29/2012	2005
Portsmouth, VA	1,241	2,080	—	—	2,080	—	9/30/2010	(g)
Wells Fargo
Hillsboro, NH	13,500	8,088	15,955	—	24,043	1,247	12/8/2010	1979
Wendy’s
Avon (10565 US36), IN	—	820	636	—	1,456	1	12/27/2012	1999
Avon (5201 US36), IN	—	686	596	—	1,282	1	12/27/2012	1990
Bellingham, WA	—	395	574	—	969	1	12/27/2012	1994
Bothell, WA	—	317	407	—	724	—	12/27/2012	2004
Carmel (116th St), IN	—	881	73	—	954	—	12/27/2012	1980
Carmel (Michigan Rd), IN	—	826	556	—	1,382	1	12/27/2012	2001
Fishers (116th St), IN	—	722	561	—	1,283	1	12/27/2012	1999
Fishers (Olivia), IN	—	559	652	—	1,211	1	12/27/2012	2012
Greenfield, IN	—	343	390	—	733	—	12/27/2012	1980
Henderson (Eastern), NV	—	589	643	—	1,232	1	12/27/2012	2000
Henderson (Green), NV	—	748	926	—	1,674	1	12/27/2012	1997
Henderson (Lake), NV	—	670	507	—	1,177	1	12/27/2012	1999
Indianapolis, IN	—	641	533	—	1,174	1	12/27/2012	1993
Las Vegas (Lake Mead), NV	—	460	609	—	1,069	1	12/27/2012	1995
Las Vegas (Nellis), NV	—	647	514	—	1,161	1	12/27/2012	1984
Las Vegas (Rancho), NV	—	755	809	—	1,564	1	12/27/2012	1991
Las Vegas (W Flamingo), NV	—	556	552	—	1,108	1	12/27/2012	1986
Las Vegas (Charleston), NV	—	761	625	—	1,386	1	12/27/2012	1976
Las Vegas (E. Flamingo), NV	—	319	539	—	858	1	12/27/2012	1976
Lebanon, IN	—	1,445	767	—	2,212	1	12/27/2012	2012
Noblesville, IN	—	546	69	—	615	—	12/27/2012	2012

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

					Gross Amount at
					Which Carried
		Initial Costs to Company		Total	At December 31,	Accumulated
			Buildings &	Adjustment	2012	Depreciation	Date	Date
Description (a)	Encumbrances	Land	Improvements	to Basis	(b) (c)	(d) (e)	Acquired	Constructed
Wendy’s (continued)
Port Angeles, WA	—	437	1,237	—	1,674	1	12/27/2012	1980
Redmond, WA	$—	$730	$246	$—	$976	$—	12/27/2012	1977
San Antonio (De Zavala), TX	—	927	520	—	1,447	1	12/27/2012	1995
San Antonio (Loop 410), TX	—	627	461	—	1,088	—	12/27/2012	1990
San Antonio (Southcross), TX	—	572	927	—	1,499	1	12/27/2012	1992
San Antonio (Stone Oak), TX	—	863	248	—	1,111	—	12/27/2012	2000
San Antonio, TX	—	1,108	244	—	1,352	—	12/27/2012	2003
San Marcos, TX	—	575	778	—	1,353	1	12/27/2012	2002
Schertz, TX	—	984	213	—	1,197	—	12/27/2012	1994
Selma, TX	—	1,368	252	—	1,620	—	12/27/2012	2003
Silverdale, WA	—	1,144	1,777	—	2,921	2	12/27/2012	1995
West Marine
Fort Lauderdale, FL	(f)	3,772	6,685	—	10,457	148	3/15/2012	2011
Harrison Township, MI	(f)	666	2,623	—	3,289	50	4/30/2012	2009
West/East Valley Shopping Center
Saginaw, MI	—	299	3,111	—	3,410	5	12/31/2012	2009
Saginaw (East), MI	—	729	19,679	—	20,408	33	12/31/2012	1996
Whittwood Town Center
Whittier, CA	43,000	35,268	64,486	408	100,162	5,081	8/27/2010	2006
White Oak Village
Richmond, VA	34,250	12,243	44,405	—	56,648	481	8/30/2012	2008
Whole Foods
Hinsdale, IL	5,710	4,227	6,749	—	10,976	491	5/28/2010	1999
Widewater Village
Uniontown, PA	—	1,785	4,208	—	5,993	103	4/30/2012	2008
Winchester Station
Winchester, VA	17,000	4,743	24,724	—	29,467	834	9/29/2011	2005
	$2,415,190	$1,495,935	$4,372,195	$46,399	$5,914,529

(a) As of December 31, 2012, the Company owned 807 single-tenant retail properties, 120 single-tenant freestanding commercial properties, 70 multi-tenant retail properties, 16 office and industrial properties and one land parcel.
(b) The aggregate cost for federal income tax purposes is approximately $6.9 billion.

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE III - REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
(in thousands)

(c) The following is a reconciliation of total real estate carrying value for the years ended December 31:

	2012	2011	2010
Balance, beginning of period	$4,498,384	$2,572,898	$596,425
Additions
Acquisitions	1,743,548	1,922,180	1,975,533
Improvements	98,337	3,376	1,003
Adjustment to basis	—	—	—
Total additions	1,841,885	1,925,556	1,976,536
Deductions
Cost of real estate sold	(425,577)	—	—
Other (including provisions for impairment of real estate assets)	(163)	(70)	(63)
Total deductions	(425,740)	(70)	(63)
Balance, end of period	$5,914,529	$4,498,384	$2,572,898
(d) The following is a reconciliation of accumulated depreciation for the years ended December 31:

	2012	2011	2010
Balance, beginning of period	$98,707	$28,868	$3,178
Additions
Acquisitions - Depreciation Expense for Building, Acquisitions Costs & Tenant Improvements Acquired	109,614	69,756	25,672
Improvements - Depreciation Expense for Tenant Improvements and Building Equipment	919	83	18
Total additions	110,533	69,839	25,690
Deductions
Cost of real estate sold	(20,541)	—	—
Other (including provisions for impairment of real estate assets)	—	—	—
Total deductions	(20,541)	—	—
Balance, end of period	$188,699	$98,707	$28,868

(e) The Company’s assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, tenant improvements and lease intangibles are amortized over the respective lease term and buildings are depreciated over 40 years.
(f) Property is included in the Credit Facility’s underlying collateral pool of 309 commercial properties. As of December 31, 2012, the Company had $767.8 million outstanding under the Credit Facility.
(g) Subject to a ground lease and therefore date constructed is not applicable.

COLE CREDIT PROPERTY TRUST III, INC.
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
(in thousands)

Mortgage Loans Receivable	Description	Location	Interest Rate as of December 31, 2012 (a)	Final Maturity Date	Periodic Payment Terms (b)	Prior Liens	Outstanding Face Amount of Mortgages (in thousands)	Carrying Amount of Mortgages (in thousands)(c)
Consol Energy Notes	Office	(d)	5.93%	10/1/2018	P & I	None	$72,860	$64,923
Junior Mezzanine Note	Retail	(e)	9.50%	7/1/2015	I	None	25,000	25,435
							$97,860	$90,358
(a) Represents the interest rate in effect under the loan as of December 31, 2012.
(b) P & I = Principal and interest payments; I = Interest only.
(c) The aggregate cost for Federal Income Tax purposes is $87.7 million
(d) The Consol Energy Notes are secured by two office buildings located in Pennsylvania.
(e) The Junior Mezzanine Note is secured by 15 commercial retail centers located in various states.
The following shows changes in the carrying amounts of mortgage loans receivable during the period (in thousands):

	2012	2011	2010
Balance, beginning of period	$64,683	$63,933	$—
Additions:
New mortgage loans	25,000	—	74,000
Discount on new mortgage loans and capitalized loan costs	—	—	(12,000)
Acquisition costs related to investment in mortgage notes receivable	500	—	1,291
Deductions:
Collections of principal	(864)	(276)	—
Accretion of discount and amortization of premium and capitalized loan costs	1,039	1,026	642
Balance, end of period	$90,358	$64,683	$63,933